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                                                                   EXHIBIT 10.53

                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              RAMCO/WEST ACRES LLC


         THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of the ____ day of September, 2001, by and between (i) Ramco-Gershenson Properties, L.P., a Delaware limited partnership, with offices located at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 ("Ramco") and (ii) West Acres Realty LLC, a New York limited liability company, with offices located at 1 North Macquesten Parkway, Mount Vernon, New York 10550 ("Investor"). All capitalized terms used in this Agreement are defined in Article X of this Agreement.

                                R E C I T A L S:

         A. On September ____, 2001 (the "Acquisition Date"), Ramco acquired the sole membership interest in West Acres Commons, LLC, a Delaware limited liability company (the "Company") under the Delaware Limited Liability Company Act, Delaware Code Annotated, Title 18, ss.ss.101 to 1107 (the "Act") from Flint Retail, LLC.

         B. Concurrently with the acquisition of such membership interest, in the Company, Ramco has assigned to Investor sixty percent (60%) of such interest and retained forty percent (40%) of such interest.

         C. Ramco and Investor desire to evidence their agreements with respect to the Company by entering into this Agreement, which shall amend and restate in its entirety the existing operating agreement of the Company.

         Accordingly, the parties agree as follows:

                                    ARTICLE I

                           FORMATION, NAME, PURPOSES,
                      PRINCIPAL OFFICE, TERM OF THE COMPANY
                               AND RELATED MATTERS

1.01 FORMATION AND CONTINUATION

         The Company was formed by the filing of a Certificate of Formation with the Office of the Secretary of State for the State of Delaware (the "Secretary") on August 16, 2001 (the "Formation Date"). The Company shall be continued. The relationship of the Members, with respect to the Company, shall be governed by this Agreement.

1.02 NAME

         The name of the Company shall be Ramco/West Acres LLC. The Company may also conduct its business under such assumed name or names as shall be selected by both Ramco and Investor at any time and from time to time.


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1.03 PURPOSES

         a. The Company has been formed, and the purposes of the Company are, to
(i) own certain property in the City of Flint, Genesee County, Michigan, described on Schedule 1 attached hereto and made a part hereof, upon which property is located a certain shopping center commonly known as "West Acres Commons" (the "Project"); to acquire certain property adjacent to the Project to be identified at later date if deemed appropriate by Manager, and manage, operate, lease, sell, finance, refinance, develop, redevelop and dispose of the Project and such additional property, if any, including leasing and selling all or portions of the Project and such additional property (hereinafter the term "Project" shall include such additional property, if and when acquired); and
(iii) engage in any and all activities related or incidental to the foregoing.

         b. The Company shall have all the powers necessary or appropriate for the accomplishment of the Company's purposes.

1.04 PRINCIPAL OFFICE, REGISTERED OFFICES AND RESIDENT AGENT

         a. The principal office of the Company shall be located at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034. The Company shall have an office at such other address(es) as may be designated from time to time by Ramco, including such offices as may be required by each jurisdiction in which the Company transacts business, or expects to transact business. The address of the office of the Company in the State of Delaware required to be maintained pursuant to the Act is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other address as may be designated from time to time by Ramco.

         b. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust, whose address is Corporation Trust Center 1209 Orange Street, Wilmington, Delaware 19801, or such other agent and address as may be designated from time to time by Ramco. In addition, Ramco shall appoint such other registered agents for service of process on the Company, as may be required by those jurisdictions in which the Company transacts business, or expects to transact business.

1.05 TERM

         a. The term of the Company commenced on the Formation Date.

         b. The term of the Company shall end and the Company shall dissolve on December 31, 2051 (the "Termination Date"); however, if any of the following events shall occur prior to the Termination Date, the Company shall dissolve on the first to occur of such events:

                  (1) The sale or other disposition of all or substantially all the assets of the Company and the retirement of all debt, if any, retained by the Company in connection with such sale or other disposition;

                  (2) The decision of Ramco and Investor to terminate the Company; or

                  (3) Any other event which, under this Agreement or the Act, results in the dissolution of the Company.



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1.06 TREATMENT OF THE COMPANY

         The Members agree to continue the Company as a limited liability company under and pursuant to the Act. The Members specifically intend and agree that the Company not be a partnership (including, a limited partnership) or any other venture, but a limited liability company under and pursuant to the Act. No Member shall be construed to be a partner in the Company or a partner of any entity or Member. The Certificate and this Agreement and the relationships created thereby and arising therefrom shall not be construed to suggest otherwise. Notwithstanding the foregoing, the Members intend that the Company be treated as a partnership for federal income tax purposes.


                                   ARTICLE II

                           CAPITAL AND RELATED MATTERS

2.01 INITIAL CAPITAL CONTRIBUTIONS

         Contemporaneously with the execution of this Agreement, each Member shall initially contribute to the capital of the Company cash in an amount equal to the Applicable Percentage set forth opposite its respective name in column
(3) on Exhibit A attached hereto multiplied by the total cash purchase price paid by Ramco to acquire the entire membership interest in the Company from Flint Retail, LLC, plus all applicable fees and costs incurred by Ramco in connection with such transaction, as well as the acquisition fee described in
Section 4.16 below and any other costs or fees provided in this Agreement. When such amounts are known, they shall be entered in column (2) on Exhibit A attached hereto next to the respective Member's names.

2.02 ADDITIONAL CAPITAL CONTRIBUTIONS

         a. If, at any time and from time to time, during the term of the Company, the Manager determines that the Company needs additional funds to accomplish any of the purposes of the Company, including, but not limited to, capital improvements, tenant improvements, operating deficits, brokerage commissions to be paid and debt service obligations to be met, or acquisition of any additional property as provided in Section 1.03 a. hereof, the Manager shall so inform the Investment Committee, whereupon the Investment Committee may decide to send a Capital Call Notice (as hereinafter defined) to the Members pursuant to the provisions of Section 2.02 b. hereof. If the Investment Committee sends such Capital Call Notice, the Members shall be required to make such additional capital contributions hereunder pursuant to the provisions of such Capital Call Notice. Nothing in this Section 2.02 a. shall be construed as prohibiting the Investment Committee from deciding to borrow the required additional capital needed hereunder instead of requiring additional capital contributions from the Members.

         b. The Investment Committee, once it has unanimously decided to require additional capital contributions from the Members pursuant to Section 2.02 a. hereof, shall cause the Manager to send a written notice to each of the Members (the "Capital Call Notice"). The Capital Call Notice shall state (i) the total amount of cash required, (ii) each Member's share of such required cash (which shall be based on each Member's respective Applicable


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Percentage), and (iii) the date by which each Member is obligated to contribute its share of such required cash (which shall not be earlier than ten (10) days from the date the Capital Call Notice was sent).

         c. The obligations of the Members to make additional capital contributions under this Agreement shall only be enforceable by the Members and not by creditors of any Member or by any third party. In the event any creditor of a Member or of the Company succeeds to all or a portion of the Membership Interest of a Member, the other Member shall thereupon be released from all further obligations under this Section 2.02.

2.03 FAILURE TO CONTRIBUTE ADDITIONAL CAPITAL

         If either Ramco or Investor does not pay the Company, when due, any amount that each such Member is obligated to contribute to the Company under the provisions of Sections 2.01 or 2.02 a. hereof (such Member being hereinafter referred to as the "Defaulting Member" and such amount being hereinafter referred to as the "Omitted Contribution"), and the other Member has paid to the Company, when due, all amounts that it is then, and was prior thereto, obligated to contribute to the Company under such Section (a "Nondefaulting Member"), the Investment Committee may, if it so elects, give notice of such nonpayment to the Defaulting Member. For purposes of this Section 2.03, the member of the Investment Committee who has been appointed by the Defaulting Member shall not participate in any decisions made by the Investment Committee in connection with the matters set forth in this Section 2.03. Therefore, any references in this
Section 2.03 to decisions made by the Investment Committee means decisions made by the member of the Investment Committee who is appointed by the Nondefaulting Member. If the Defaulting Member does not make such payment within twenty (20) days after the giving of such notice (plus such additional period of time, if any, as the Investment Committee, in its sole and absolute discretion, grants the Defaulting Member in such notice), the failure to make such payment during such period shall constitute an Event of Default, whereupon (i) the Defaulting Member shall cease to have the right to cure its default, except as otherwise provided below in this Section 2.03, (ii) except as otherwise provided below in this Section 2.03, the Defaulting Member shall cease to have the right to receive any distributions from the Company, (iii) at the election of the Investment Committee, the Defaulting Member shall have no right to participate in the management of the business of the Company, and any Affiliate of the Defaulting Member who is a member of the Investment Committee shall become an inactive member of the Investment Committee, and (iv), the Investment Committee and the Nondefaulting Member, for and on behalf of themselves and the Company, on its behalf, shall have as their sole remedy, the following:

         The Nondefaulting Member shall have the right to advance an amount equal to the Omitted Contribution. The amount so advanced shall constitute (i) a loan from the Nondefaulting Member to the Defaulting Member, and (ii) a capital contribution by the Defaulting Member to the Company. Such a loan shall (i) bear interest at the LIBOR Reference Rate, (ii) be payable on demand, (iii) be secured by the Defaulting Member's Membership Interest, and (iv) at the election of the Nondefaulting Member, be evidenced by a promissory note, containing such terms and provisions, not inconsistent with the provisions of this Section 2.03a.(2), as shall be specified by the Nondefaulting Member. Upon not less than five (5) days prior request, the Defaulting Member shall execute and deliver to the Nondefaulting Member such promissory note, and all related documents (including, but not limited to, a Uniform Commercial Code Financing Statement to perfect the aforementioned security interest) specified by the Nondefaulting Member, and if the Defaulting Member shall fail or refuse to execute any of such



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documents, the Nondefaulting Member shall be the Defaulting Member's true and lawful attorney-in-fact, with full power of substitution, in its name and on its behalf, to execute and deliver such promissory note and related documents. If the Nondefaulting Member shall make such an advance, (-1-) the portion of all Company distributions otherwise payable to the Defaulting Member shall, instead of being paid to the Defaulting Member, be paid to the Nondefaulting Member and applied against the loan resulting from such an advance, and (-2-) the Defaulting Member shall not, as a result of the making of any such advance, be treated as having cured its default and it shall continue to be a Defaulting Member until the principal of, and all accrued interest on, the loan resulting from such an advance has been paid in full, whereupon the Defaulting Member shall resume the right to receive any distributions from the Company.

2.04 LOANS BY A MEMBER IN LIEU OF CAPITAL CALL

         In the event that the Manager determines that additional funds are needed for any purpose of the Company, but the Investment Committee does not unanimously consent to a Capital Call with respect thereto, then the Manager (or its Affiliate) shall have the right to lend to the Company the amount so required, which loan shall bear interest at the LIBOR Reference Rate and shall be repaid in the manner set forth in Sections 3.02 a. and 3.03 a. hereof.

2.05 RETURN OF CAPITAL CONTRIBUTIONS

         Except as otherwise provided in this Agreement, no Member shall have the right to withdraw its capital contributions or to demand or receive the return of its capital contributions or any part thereof.

2.06 LIMITED LIABILITY OF MEMBERS

         Unless otherwise provided by law, the Members shall not be liable for the acts, debts or obligations of the Company.


                                   ARTICLE III

                          ALLOCATIONS AND DISTRIBUTIONS

3.01 ALLOCATIONS OF PROFIT AND LOSS

         a. After giving effect to the special allocations set forth in Section
3.01 b. hereof and the curative allocations set forth in Section 3.01 c. hereof, Profit and Loss for any fiscal year shall be allocated between the Members in accordance with their Applicable Percentages; provided, however, that no Loss or item of expense or loss shall be allocated to any Member for any fiscal year to the extent that such Loss or item of expense or loss would create or increase a deficit in such Member's Adjusted Capital Account.

         b. The following special allocations shall be made in the following order:

                  (1) Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in "partnership minimum gain" during any fiscal year, each Member shall be specially allocated items of income and gain



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         for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in "partnership minimum gain," determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 3.01 b. (1) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (2) Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in "partner nonrecourse debt minimum gain" attributable to a "partner nonrecourse debt" during any fiscal year, each Member who has a "share of partner nonrecourse debt minimum gain" attributable to such "partner nonrecourse debt," determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to such Member's share of the net decrease in "partner nonrecourse debt minimum gain" attributable to such "partner nonrecourse debt," determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 3.01b.(2) is intended to comply with the minimum gain chargeback requirement in
         Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (3) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section
         1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in the Adjusted Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.01 b.(3) shall be made only if and to the extent that such Member would have such a deficit after all other allocations provided for in this
         Section 3.01 have been tentatively determined as if this Section 3.01b.(3) were not in the Agreement.

                  (4) Any "nonrecourse deductions" for any fiscal year shall be specially allocated between the Members pro rata, in accordance with their Applicable Percentages.

                  (5) Any "partner nonrecourse deductions" for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the "partner nonrecourse debt" to which such "partner nonrecourse deductions" are attributable in accordance with
         Section 1.704-2(i)(1) of the Regulations.

         c. The provisions of Section 3.01a. hereof and the provisions of
Section 3.01b. hereof (collectively, the "Regulatory Provisions") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, subject to the Regulatory Provisions, all allocations pursuant to the Regulatory Provisions shall be offset either with other


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allocations pursuant to the Regulatory Provisions or, if necessary, with curative allocations of other items of income, gain, loss or deduction pursuant to this Section 3.01 c. Therefore, notwithstanding any provision of this Agreement other than the Regulatory Provisions, allocations pursuant to the Regulatory Provisions shall be taken into account in allocating other items of income, gain, expense or loss between the Members so that, to the extent possible, the net amount of such allocations of other items and the allocations pursuant to the Regulatory Provisions to each Member are equal to the net amount that would have been allocated to such Member if the Regulatory Provisions were not part of this Agreement. In applying this Section 3.01 c., there shall be taken into account future allocations under Sections 3.01 b.(1) and 3.01 b.(2) hereof that, although not yet made, are likely to offset other allocations previously made under Sections 3.01 b.(4) and 3.01 b.(5) hereof.

         d. For purposes of this Agreement:

                  (1) "Adjusted Capital Account" means, with respect to any Member, such Member's Capital Account (i) reduced by those anticipated allocations, adjustments and distributions described in Section 1.704-l(b)(2)(ii)(d)(4)-(6) of the Regulations, and (ii) increased by such Member's "share of partnership minimum gain," such Member's "share of partner nonrecourse debt minimum gain" and the amount of any deficit in such Member's Capital Account that such Member is deemed obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Regulations.

                  (2) "Profit" and "Loss" each means, for each fiscal year of the Company or other period, the Company's profit or loss, computed without taking into account any items of income, gain, expense or loss allocated pursuant to Sections 3.01 b. or 3.01 c. hereof.

                  (3) "Regulations" means the regulations promulgated by the U.S. Department of Treasury under the Code.

                  (4) All items set off in quotation marks and not otherwise defined shall have the meanings ascribed to them in the Regulations.

3.02 DISTRIBUTION OF CASH FLOW

         a. The Distributable Cash Flow (as defined in Section 3.02 b. below) of the Company, with respect to each fiscal year of the Company shall be distributed monthly to, and allocated between, the Members in the following order of priority:

                  (1) First, to repay any loans due and owing any Member or any Affiliate of any Member;

                  (2) Next, to the Members pro rata, based on their respective Applicable Percentages, to the extent of their Preferred Return;

                  (3) The balance, if any, 50% to Ramco and 50% to Investor.

         The Members hereby acknowledge that it is their intention to distribute the maximum Distributable Cash Flow annually.



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         b. As used in this Agreement, "Distributable Cash Flow" means, with respect to each fiscal year of the Company, the excess of Cash Receipts with respect to each such fiscal year over Cash Disbursements for such fiscal year. For this purpose:

                  (1) "Cash Receipts" means the sum of:

                           (a) The revenues of the Project generated by its
                  operations received in cash during such fiscal year (not including Net Sale or Refinancing Proceeds [defined below]);

                           (b) Any amounts previously set aside as reserves by
                  the Company in a prior fiscal year (including any interest earned on such reserves), to the extent that the Investment Committee determines that they are no longer necessary to be held as reserves;

                           (c) All cash contributed to the capital of the
                  Company during such fiscal year;

                           (d) All proceeds received by the Company during such
                  fiscal year from any and all loans, including, but not limited to, any loans made to the Company by any Member or Affiliate of any Member; provided, however, Net Sale or Refinancing Proceeds shall not be included in this definition; and

                           (e) All cash received by the Company during such
                  fiscal year from any other source, except Net Sale or Refinancing Proceeds.

                  (2) "Cash Disbursements" means the sum of:

                           (a) The operating expenses of the Project paid in
                  cash during fiscal year (except to the extent any such expenses are paid out of amounts set aside as reserves in a prior fiscal year);

                           (b) Interest on any and all Company indebtedness and
                  obligations paid in cash during such fiscal year;

                           (c) The aggregate of all payments made during such
                  fiscal year with respect to the discharge of any Company indebtedness and obligations (including those obligations of the Company due and owing any Member or any Affiliate of any Member other than repayment of loans made to the Company by such Members or their Affiliates) except if any such payments are made out of Net Sale or Refinancing Proceeds;

                           (d) The aggregate of all payments made during such
                  fiscal year with respect to capital improvements, repairs, equipment purchases and any other item relating to the business of the Company that is not properly characterized as a current operating expense under Section 3.02b.(2)(a) hereof;



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                           (e) The aggregate of all amounts that the Investment
                  Committee elects to deduct from Cash Receipts with respect to such fiscal year and to set aside, use and/or pay (i) for working capital, (ii) as reserves (-1-) for contingencies, (-2-) for the replacement or preservation, during the current or any future fiscal year, of the Project property or assets, (-3-) to provide for accrued liabilities, (-4-) for the payment or satisfaction of current or future Project debts or obligations, and/or (-5-) for any other Project purposes;
                  (iii) as escrow(s) to provide for the payment or satisfaction of current or future Project debts or obligations (for example, real estate tax or insurance escrow payments), or
                  (iv) as collateral (or to acquire collateral) for any present or future Project debt or obligation; and

                           (f) All disbursements made by the Company during such
                  fiscal year for any other purpose except for (a) disbursements made out of the proceeds of any Net Sale or Refinancing Proceeds (b) repayment of loans due and owing any Member or any Affiliate of any Member, and (c) distributions made by the Company to the Members.

3.03 DISTRIBUTION OF NET SALE OR REFINANCING PROCEEDS:

         a. Net Sale or Refinancing Proceeds received by the Company, to the extent, and only to the extent, that the Investment Committee determines, in its discretion, that such Net Sale or Refinancing Proceeds of the Company are not otherwise required for Company purposes, shall be distributed to, and allocated between, the Members as follows:

                  (1) First, to repay any loans due and owing any Member or any Affiliate of any Member;

                  (2) Next, to the Members pro rata, based on their respective Applicable Percentages, to the extent of their Preferred Return;

                  (3) Next, to the Members until all capital contributions to the Company by the Members have been returned; and

                  (4) The balance, if any, 50% to Ramco and 50% to Investor.

         b. As used in this Agreement, "Net Sale or Refinancing Proceeds" means the proceeds of:

                  (1) the sale or other disposition of all or a portion of the property or assets of the Company, less the expenses of such sale or disposition and less the portion of such proceeds utilized to discharge any indebtedness secured by such property or assets;

                  (2) the refinancing of any mortgage loan secured by any property or asset of the Company, or the refinancing of any other indebtedness of the Company, less the expenses of such refinancing and less the portion of such proceeds utilized to discharge any indebtedness of the Company; and




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                  (3) any policy or policies of fire and extended coverage
         insurance covering the Project or any other property or asset of the Company, less the portion of such proceeds utilized to discharge any indebtedness secured by the Project or such property or assets and less the portion of such proceeds utilized for the repair, replacement or reconstruction of the Project or such property or asset or related improvements.

                  (4) any condemnation proceeding not used to restore the Project.

provided, however, "Net Sale or Refinancing Proceeds" shall not include any such proceeds which, because of the relatively minor amount involved (an amount not in excess of $100,000), or for other reasons the Investment Committee determines are more properly treated as "Cash Receipts" (as defined above) than "Net Sale or Refinancing Proceeds".

         c. The Members hereby acknowledge that it is their intention upon receipt of Net Sale or Refinancing Proceeds to distribute the maximum amount of such Net Sale or Refinancing Proceeds.

         d. The provisions of this Section 3.03 are subject in all respects to the provisions of Article VIII hereof. To the extent that any of the provisions of this Section 3.03 are inconsistent with any of the provisions of Article VIII hereof, the provisions of Article VIII hereof shall apply and govern and control.


                                   ARTICLE IV

                     MEETINGS OF MEMBERS AND RELATED MATTERS

4.01 ANNUAL MEETINGS

         An annual meeting of the Members for the election of members to the Investment Committee and for the transaction of such other business as may properly come before such meeting shall be held at such place, either within or without the State of Michigan, and at such time and date as the Members, by resolution, shall determine. If such a time and date is not so determined, the annual meeting of the Members shall be held at the Company's principal office in the State of Michigan, on the second Tuesday in November of each year, if not a legal holiday, and if a legal holiday, then on the next business day following. Any person designated by Members shall state the time, place and purposes of such meeting as provided in Section 4.04 hereof, unless such notice is waived. If such annual meeting is not held as herein provided for, it may be held as soon hereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of Members.

4.02 SPECIAL MEETINGS

         A special meeting of the Members may be called at any time by any Member. The time of such special meeting shall be fixed by such Member in such request, and shall be stated in the notice of the special meeting, provided that the time so fixed shall permit the giving of notice as provided in Section 4.04 hereof, unless such notice is waived. Such request shall state the purposes of the proposed meeting.

4.03 PLACE OF MEETINGS



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          Meetings of the Members shall be held at such place as may be fixed from time to time by the Members, or as shall be specified in the notice or waiver of notice of any such meeting.

4.04 NOTICE OF MEETINGS

         Written notice of the time, place and purposes of each meeting of the Members shall be given by a person designated by the Members and shall be served personally or by first class mail on each Member not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, such notice shall be directed to each such Member at the address as it appears in this Agreement unless such Member shall have filed with the Manager a written request that such notices be mailed to some other address, in which case it shall be mailed to the address designated in such request. Business transacted at any special meeting of Members shall be limited to the purpose or purposes stated in the notice unless all of the Members consent thereto.

4.05 VOTING

         Unless otherwise provided in this Agreement, any action to be taken, decision to be made, consent to be given or matter to be resolved by the Members pursuant to this Agreement shall be taken, made, given or resolved by and in accordance with the affirmative vote of both Investor and Ramco.

4.06 QUORUM

         At all meetings of the Members, the presence, in person or by proxy, of the holders of record of each of the Membership Interests, and entitled to vote thereof, shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, an officer entitled to preside at, or act as secretary of, such meeting, without notice other than by announcement at the meeting, may adjourn from time to time, but not for a period of more than thirty (30) days at any one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

4.07 PARTICIPATION IN A MEETING BY CONFERENCE TELEPHONE

         Any Member may participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

4.08 MINUTES

         Such person as is designated by the Members shall prepare written minutes of proceedings of all meetings of the Members, including all actions taken, and promptly mail such minutes of proceedings to the Members.



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4.09 WRITTEN CONSENT IN LIEU OF MEETING

         Any action which may be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by both of the Members.

4.10 EXECUTION OF DOCUMENTS ON BEHALF OF THE COMPANY

         All instruments, agreements and/or documents to be executed on behalf of the Company shall be deemed to be duly executed and binding upon the Company upon execution and delivery by any person designated by Manager or any other person designated by the Investment Committee.

4.11 DESIGNATED REPRESENTATIVES

         a. Leonard M. Shendell shall be the designated representative of Investor. Such designated representative shall have the right, power and authority to act for and on behalf of, and to bind, Investor with respect to all matters relating to the Company and the business thereof. If Investor elects to change its designated representative, such change shall not be binding upon Ramco until Investor has notified Ramco of such change.

         b. Dennis Gershenson shall be the designated representative of Ramco. Such designated representative shall have the right, power and authority to act for and on behalf of, and to bind, Ramco with respect to all matters relating to the Company and the business thereof. If Ramco elects to change its designated representative, such change shall not be binding upon Investor until Ramco has notified Investor of such change.

         c. The Members and their respective designated representatives agree to and accept the appointment of such designated representatives. They also agree that no further or subsequent authorization, consent or ratification shall be required with respect to the exercise of any of the rights, powers or authority, or the doing of any act by such designated representatives, and that such designated representatives have the right, power or authority to act as set forth under the provisions of Sections 4.11a. and 4.11b. hereof. Each Member hereby acknowledges and agrees that it shall be bound by any action taken on its behalf by its designated representative.

         d. In each case under this Article IV where the "presence" or "participation" of a Member is referred to, the "presence" or "participation" of a Member shall also refer to the presence or participation of such Member's designated representative under this Section 4.11 hereof.

4.12 REIMBURSEMENT FOR COSTS AND EXPENSES

         The Members hereby agree that each Member and Affiliate of each Member shall be reimbursed by the Company for all reasonable costs and expenses incurred by them for or on behalf of the Company.

4.13 NON EXCLUSIVITY

         Each Member shall devote such time and attention to the business of the Company as each shall determine, in the exercise of its reasonable judgement, to be necessary for the effective operation and conduct of the Company business. The Members acknowledge that each of them have and will have interests in other present or future ventures, including ventures that are or may be competitive with the Project, and that notwithstanding its status as a Member of the Company, a Member and its Affiliates shall be entitled to obtain and/or continue their respective individual participation in all such ventures without (i) accounting to the Company or the other Members for any profits or other economic gain with respect thereto, (ii) any obligation to advise the other Member of business opportunities for the Company which may come to its or its Affiliate's attention as a result of its or its Affiliate's participation in such other ventures or in the Company, and (iii) being subject to any claims of any nature whatsoever on account of such participation.

4.14 MANAGEMENT OF THE PROJECT

         The Investment Committee, on behalf of and at the expense of the Company, shall retain Ramco-Gershenson, Inc., an Affiliate of Ramco ("RGI"), as the exclusive management and administrative agent of the Project. In furtherance thereof, the Company shall enter into a management and leasing agreement in the form attached hereto as Exhibit B covering RGI's activities under this Section
4.14 and Section 4.15 below, which agreement shall have a term of ten (10) years. For services rendered in connection with the management of the Project, RGI shall receive a management fee equal to four (4%) percent of the gross receipts of the Project, as more particularly set forth in such agreement. In addition, (i) any and all reasonable, reasonably documented costs and expenses and all fees earned by RGI in its management of the Project (except for salaries and benefits of employees of RGI and RGI general office/administrative overhead, but excluding from such exception the salaries and benefits of employees of RGI located at the Project and in the home office to the extent of their time allocated to participating in management activities in connection with the Project provided that such salaries and benefits are included in the approved operating budget of the Company), including, without limitation, reasonable, reasonably documented travel, business expenses, the amount of any commissions required to be paid to outside brokers, legal fees and all fees for consultants who perform any services in connection with the management of the Project, shall be direct obligations of the Company. The management fee and reimbursements shall be paid monthly.

4.15 LEASING AND TENANT CONSTRUCTION ACTIVITIES

         a. The Investment Committee, on behalf of and at the expense of the Company, shall retain RGI as the exclusive leasing agent for the Project and in connection therewith, shall cause the Company to enter into a leasing agreement with RGI, as included in the management and leasing agreement in the form attached hereto as Exhibit B. RGI shall receive leasing commissions for services rendered with respect to the leasing of space in the Project. With respect to (i) new leases (i.e., leases to any tenant other than the then occupant of the space, except that the case of an occupant previously operating under a license or month-to-month tenancy which converts to a lease for a term of years shall also be treated as a new lease), or the expansion of space by the then tenant or relation of such tenant, such leasing commission shall be in an amount equal to five percent (5%) of the aggregate minimum rent over the term of the lease; provided, however, such leasing commissions shall be reduced to the extent that the Company pays or incurs leasing commissions with respect to any new lease (as defined above) to any third party, but in no event shall the leasing commission to be paid to RGI with respect to any new lease be reduced to an amount less than two percent (2%) of the aggregate minimum rent over the term of the lease; and (ii) renewals of then existing leases in the same tenant space, such leasing commission shall be in an amount equal to two percent (2%) of the aggregate minimum rent over the term of the lease renewed; (provided, however, no leasing commission shall be paid in respect of leases renewed pursuant to the exercise of an option to renew such lease contained in the then existing leases). In addition, all expenses incurred by RGI in connection with such leasing activities (except for salaries and benefits of employees of RGI and general office/administrative overhead), including, without limitation, reasonable, reasonably documented travel, business expenses, the amount of any commissions required to be paid to outside brokers (provided that the leasing commission payable to RGI shall be reduced by such amount, subject to RGI's minimum assured commission as provided in the managing and leasing agreement), legal fees, and all other fees for consultants who perform any services in connection with such leasing activities at the Project shall be a direct obligation of the Company. All fees shall be paid at such times as are set forth in the managing and leasing agreement.

         b. The Investment Committee, on behalf of and at the expense of the Company, shall retain RGI to act as the exclusive construction coordinator with respect to construction activities engaged in or carried out by the Company on behalf of a tenant by tenants of the Project and for other capital construction activities by RGI. In connection therewith, RGI shall enter into a construction management contract with RGI as part of the management and leasing agreement in the form attached hereto as Exhibit B. Such agreement shall have a term of ten
(10) years. For services rendered in this regard, RGI shall receive a fee equal to three (3) times the compensation (current and deferred), and excluding only contributions to currently funded pension plans under Section 401(a) of the Code, vacations, insurance and other fringe benefits, of all personnel employed by RGI in performing such services for the Company, which shall be calculated on a pro rata basis in proportion to the actual time expended by such personnel on such services to the Project. In addition, all expenses incurred by RGI in connection with such work (except for salaries and benefits of employees of RGI and RGI general office/administrative overhead), including, without limitation, reasonable, reasonably documented travel, business expenses, legal fees and all fees for consultants who perform any services in connection with construction activities of tenants of the Project shall be a direct obligation of the Company.

4.16 ACQUISITION FEE

         The Company shall pay to Ramco or an Affiliate designated by Ramco an acquisition fee for services rendered in connection with the Company's acquisition of the Project. Such fee shall be in an amount equal to one and one half percent (1 1/2%) of the aggregate costs incurred by the Company (including, but not limited to, the gross purchase price paid by the Company) in connection with the acquisition of the Project. In addition, all expenses incurred by Ramco (or its Affiliate) in connection with such acquisition activities, including, without limitation, travel business expenses, the amount of any fees paid to outside brokers, legal fees and all other consultants who perform or consult with respect to such acquisition activity shall be a direct obligation of the Company. Such fees shall be paid at the time of the closing of the acquisition of the Project. For the purposes hereof, the gross purchase price paid by the Company in connection with the acquisition of the Project shall be deemed to refer to the gross purchase price paid by Ramco for the sole membership interest of Flint Retail, LLC in the Company pursuant to that Membership Interest Purchase Agreement dated July 20, 2001 between Ramco and Flint Retail, LLC, as at any time amended. The foregoing fee payable by the Company is in addition to any brokerage fee which Ramco may otherwise receive on account of such acquisition.

4.17 DISPOSITION FEE

         The Company shall pay Ramco or any Affiliate of Ramco a disposition fee in the amount of one percent (1%) of the gross sales price of the Project. Such a disposition fee will be paid in consideration for services rendered by Ramco or its Affiliate with respect to the sale of the Project; provided, however, no such fee shall be paid to Ramco or its designated Affiliate if Ramco or one of its Affiliates is the purchaser. Furthermore, such fee shall be reduced by the amount of any commission paid to a third party broker in connection with any such sale, but in no event shall such fee be reduced to below one half percent (1/2%). In addition, all expenses incurred by Ramco or any of its Affiliates in connection with such disposition activities, including, without limitation, travel expenses, the amount of any fees paid to outside brokers, legal fees and all other consultants who perform or consult with respect to such disposition activities shall be a direct obligation of Company. Such fees shall be paid at the time of the closing of the sale of the Project.

4.18 REFINANCING FEE

         The Company shall pay Ramco or any affiliate of Ramco a refinancing fee in the amount of one quarter percent (1/4%) of the amount of refinancing proceeds obtained upon a refinancing of the debt currently secured by the Project. Such a refinancing fee shall be paid in consideration for services rendered by Ramco with respect to obtaining such a refinancing and negotiating the documentation with respect thereto. In addition, all expenses incurred by Ramco or any of its Affiliates in connection with such refinancing activities, including, without limitation, travel expenses, the amount of any fees paid to outside brokers, legal fees and all other consultants who perform or consult with respect to such refinancing activities shall be a direct obligation of the Company. Such fees shall be paid at the time of the closing of any such refinancing.

4.19 THE MEMBERS' BUY-SELL OPTIONS

         a. For and in consideration of the willingness of each Member to enter into this Agreement, each Member hereby grants to the other Member a "Buy-Sell Option" to purchase the other Member's Membership Interest, or to sell its Member's Membership Interest to the other Member, as the case may be, in accordance with the terms and conditions hereinafter described. The Buy-Sell Option shall be exercisable at any time after the first to occur of (-1-) a Triggering Control Change and (-2-) the seventh (7th) anniversary of the Acquisition Date (the "Option Exercise Date").

         b. At any time beginning on the Option Exercise Date, either Member, as the "Offeror," may, deliver a written notice (a "Buy-Sell Notice") to the other Member (the "Offeree") that the Offeror desires to exercise its rights under this Section 4.19. No Buy-Sell Notice may be given if the Company is in dissolution pursuant to Article VIII below. In order to calculate the applicable "Buy Price" or "Sell Price" (hereinafter defined), the Buy-Sell Notice shall specify a price at which the Offeror would be willing to permit the Project to be sold to a third party in an arms length transaction (the "Offer Price") and shall contain an offer both (i) to buy the Offeree's Membership Interest for an amount (the "Buy Price") equal to the cash amount that such Offeree would receive were the Project contemporaneously sold to a third party for the Offer Price and all Net Sale or Refinancing Proceeds were determined and distributed in accordance with Section 3.03 hereof (the "Buy Option") and (ii) to sell to such Offeree the Membership Interest of the Offeror for an amount (the "Sell Price") equal to the cash amount that such Offeror would receive were the Project contemporaneously sold to a third party for the Offer Price and all Net Sale or Refinancing Proceeds were determined and distributed in accordance with
Section 3.03 hereof (the "Sell Option").

         c. In the event a Buy-Sell Notice is given to an Offeree, the Offeree shall have a period of up to sixty (60) days after such notice in which to exercise, by written notice to the Offeror, the Buy Option or the Sell Option. If written notice of such election is not given to the Offeror within such sixty
(60) day period, it shall be conclusively deemed that the Offeree has elected to accept the Buy Option. If either a Buy Option or a Sell Option is properly exercised as set forth herein, the Offeror and the Offeree shall each buy and sell, as the case may be, the entire Membership Interest in the Company of the Offeror or the Offeree, as the case may be, such interest to be conveyed on or before the thirtieth (30th) day after the delivery of the Exercise Notice or the deemed election, whichever is applicable. At the closing, the Buy Price or Sell Price, as applicable, shall be paid by the purchasing Member by official bank check or by bank wire transfer of immediately available funds. The terms of the purchase and sale shall be unconditional, except that (i) the Member whose interest is being sold shall be deemed to represent and warrant to the purchasing Member that its entire interest in the Company is owned by the selling Member free and clear of all liens and encumbrances and is subject to no legal or equitable claims, (ii) the purchasing Member shall be deemed to have assumed all obligations and liabilities relating to the purchased interest arising from transactions or events first occurring after the date of such sale and (iii) the purchasing Member shall be deemed to have assumed any liability for any contractual undertaking or indemnity by the selling Member in connection with the Project (other than any breach by the selling Member of any representation or covenant). Upon demand, each Member shall deliver to the other appropriate documentation evidencing the sale, assignment, representation and assumption set forth herein.

         d. If any Member defaults in its obligation to sell its Membership Interest or purchase the Membership Interest of the other Member, as applicable, the non-defaulting Member may enforce its rights under this Section 4.19 by bringing suit for specific performance, damages or any other available legal or equitable remedy.

4.20 INVESTOR'S DUE DILIGENCE AMOUNT

         Investor shall be reimbursed in the amount of Twenty-Five Thousand Dollars ($25,000.00) for due diligence activities costs incurred by Investor (the "Due Diligence Amount"). The Due Diligence Amount shall be deemed earned by and shall be paid to Investor on the Acquisition Date.

                                    ARTICLE V
                                   MANAGEMENT

5.01 MANAGEMENT VESTED IN A MANAGER

         a. Except as otherwise provided in this Agreement, including, but not limited to, the provisions of Section 5.02 hereof, the Company shall appoint Ramco as its manager (hereinafter, in such capacity, the "Manager"). The Manager shall carry out the purposes of the Company and the decisions and directives of the Investment Committee and shall have in respect of its management of the Company all of the powers of the Company and shall devote such time and attention to the Company as is reasonably necessary for the proper management of the Company and its properties. All actions, decisions, determinations, designations, directions, appointments, consents, approvals, selections, and the like to be taken, made, or given by and/or with respect to the Company, its business and its properties as well as management of all Company affairs, shall in each and every case be made by the Manager, subject to the terms and conditions of this Agreement (including, but not limited to Section 5.02 hereof) with respect to the same, if any, and all such actions, decisions, determinations, designations, directions, appointments, consents, approvals, selections, and the like shall be controlling and binding upon the Company.

         b. The Manager shall have the full and exclusive right, power and authority, on behalf of and in the name of the Company, to carry out any and all objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable or incidental thereto. Accordingly, the Manager, except as otherwise provided in this Agreement (including, but not limited to, the provisions of Section 5.02. hereof), shall have the exclusive right, power and authority, on behalf of the Company, without limitation but subject to carrying out the purposes of the Company, to (i) oversee the property management and leasing activities of the Project, (ii) compile monthly, quarterly or annual reports for submission to the Investment Committee, as it so requires, (iii) prepare for submission to the Investment Committee, annual budgets and business plans, entity tax returns and related items, (iv) negotiate, enter into, perform, amend, and take all actions in respect of any and all agreements, instruments, and documents (including, but not limited to, leases, easements, and service contracts affecting the Project), and (v) perform all acts that a Manager may legally do pursuant to the Act that are consistent with the terms of this Agreement and are designed to carry out the purposes and business of the Company.

5.02 INVESTMENT COMMITTEE

         a. The Company shall have an investment committee, (the "Investment Committee") which shall have the right, power and authority, to make the following decisions ("Major Business Decisions") on behalf of the Company:

                  (1) adopt and finalize an operating budget with respect to each fiscal year of the Company. Ramco, no later than November 15 of each fiscal year, shall prepare, or cause to have prepared, and delivered to the Investment Committee a proposed operating budget for the Company with respect to the next succeeding fiscal year, which budgets, at a minimum, shall reflect projected revenues and expenses on a monthly basis. The Investment Committee shall approve such operating budgets for the next succeeding fiscal year no later than December 15 of the current fiscal year; provided, however, (i) if the budget reflects increases in expenses which do not in the aggregate exceed ten percent (10%) of the aggregate expenses in the previous year's budget, then the proposed budget shall be deemed automatically approved, and (ii) if in any other case both members of the Investment Committee cannot agree on an approved budget, the approved budget shall be the budget for the previous year with expenses increased by ten percent (10%); which budget shall govern and control for the fiscal year in question, it being acknowledged that Ramco shall have the right to allocate such increase among expense items in such budget as Ramco may determine. Ramco shall prepare, or cause to be prepared, monthly revenue and expenditure statements (including year to date and a quarterly modified forecast for the entire year) reflecting, among other things, budget variances, and shall have same delivered to the Investment Committee by the last day of the month following the month to which such statement relates;

                  (2) enter into a lease with respect to the Project involving the rental of more than 10,000 square feet;

                  (3) undertake any capital expenditure at the Project that either individually, or in the aggregate, exceeds the approved budget by more than $100,000 or for which the Investment Committee has not previously decided to issue a Capital Call for the necessary funds; provided, however that notwithstanding anything in this Section 5.02 a.(3) to the contrary, if any capital expenditure is required to remedy a condition that would jeopardize the physical integrity of the Project, and such an expenditure requires the consent of the Investment Committee, then either any member of the Investment Committee can demand that the Company obtain a report from a nationally recognized structural engineering firm stating whether such condition jeopardizes the physical integrity of the Project. If the report provides that the condition jeopardizes the physical integrity of the Project, then the Investment Committee shall authorize such expenditure;

                  (4) sell the Project or any interest in the Project other than a sale pursuant to any provision of Section 4.19 hereof.

                  (5) approve and review any change to the property management agreement, leasing contract and/or service contract in the forms attached hereto as Exhibits which are entered into with Ramco or one of its Affiliates;

                  (6) determine the amount of reserves to be held by the Company prior to making distributions of Distributable Cash Flow or Net Sale or Refinancing Proceeds; and

                  (7) appoint and change any key service providers to the Company (including legal counsel to the Company).

                  (8) acquire any other asset besides the Project (other than in the ordinary course of business), and enter into, negotiate and include agreements with respect thereto;

                  (9) borrow money, incur any other debts or obligations or grant any liens outside of the Company's ordinary course of business, other than those approved within a capital expenditure budget;

                  (10) change the amount of, amend, modify or change the material terms of, extend the time for the payment of, or retire, discharge or refinance any indebtedness or obligation of the Company referred to in (9) above; or change the amount or value of, modify or change the nature or type of, or make any other material modifications or changes with respect to, any security granted or collateral given for any Company indebtedness or obligations referred to in (9) above; or amend, modify or change the material terms of any agreement, instrument or document with respect to any such security or collateral;

                  (11) enter into any agreement or arrangement with, engage in any transaction with, or pay any fees or other amounts to, any Affiliate of Investor, except either (i) to the extent expressly authorized under this Agreement, or (ii) with respect to agreements, arrangements or transactions that are at customary market rates based on similar fees or other amounts and other terms for comparable transactions negotiated on an arms-length bases;

                  (12) extend the term of the Company;

                  (13) require additional capital contributions from the Members pursuant to Section 2.02 a. hereof;

                  (14) change the purposes for which the Company has been formed;

                  (15) take any actions outside the ordinary course of the Company's business; and

                  (16) engage in any activity inconsistent with the purposes of the Company.

         The authority of the Investment Committee as set forth above shall be utilized in its sole discretion.

SECTION 5.03 NUMBER; ELECTION; TERM OF OFFICE; AND QUALIFICATIONS

         The number of members of the Investment Company shall be two (2), consisting of one (1) member appointed by Investor and one (1) member appointed by Ramco. Each member of the Investment Committee shall continue in office until any successor shall have been appointed and shall qualify, or until his earlier death or resignation as provided in Section 5.04 hereof. No member of the Investment Committee need be a Member.

SECTION 5.04 RESIGNATION

         Any member of the Investment Committee may resign at any time by giving written notice to any Member of the Company. Unless otherwise specified therein, such resignation shall take effect on the date of receipt thereof.

SECTION 5.05 VACANCIES

         If any vacancy shall occur in the Investment Committee by reason of death, resignation or otherwise, such vacancy may be filled by an appointment made by the Member that appointed the person previously holding such vacant position. In the event that the resignation of any member of the Investment Committee shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled prospectively in the same manner as provided in the first sentence of this Section 5.05.

5.06 ANNUAL AND REGULAR MEETINGS

         After the annual meeting of the Members in each year, regular quarterly meetings of the Investment Committee shall be held for the transaction of business as may properly come before the meeting. The time, place and purposes of such meeting shall be stated as set forth in Section 5.07 hereof, unless such notice is waived. Any scheduled meeting may be waived by unanimous decision of the Investment Committee.

5.07 SPECIAL MEETINGS

         A special meeting of the Investment Committee may be called at any time on the written request of at least one (1) member of the Investment Committee then in office, and shall be held at such time and place, within or without the State of Michigan, as may be fixed by such members of the Investment Committee in such request, provided that the time so fixed shall permit the giving of notice as provided in Section 5.07 hereof.

5.08 NOTICE OF MEETINGS

         Notice of the time, place and purposes of each meeting of the Investment Committee shall be sent to each member of the Investment Committee by mail, addressed to such member at the address as it appears on the records of the Company, or telephoned or delivered to him personally, at least thirty (30) days before the meeting is to be held. Any notice may be waived or provided in this Article V.

5.09 QUORUM

         At all meetings of the Investment Committee, the presence of both members shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall be present, any action may be taken by the Investment Committee so long as such action shall have been approved by both members of the Investment Committee. In the absence of a quorum, the member of the Investment Committee present may adjourn the meeting from time to time, for a period of not more than thirty (30) days at any one time, until a quorum shall be present.

5.10 REIMBURSEMENT

         The members of the Investment Committee shall not receive any compensation, for their services, or allowances for expenses. Rather, the members of the Investment Committee shall only be reimbursed for reasonable expenses incurred in serving in such capacity.

5.11 PARTICIPATION IN A MEETING BY CONFERENCE TELEPHONE

         The members of the Investment Committee may participate in meetings of the Investment Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section
5.11 shall constitute presence in person at such meeting within the meaning of
Section 5.09 hereof, or for any other purpose.

5.12 WRITTEN CONSENT IN LIEU OF MEETING

         Any action required or permitted to be taken at any meeting of the Investment Committee may be taken without a meeting if a written consent thereto shall be signed by each member of the Investment Committee, and such written consent or consents shall be filed with the minutes or proceedings of the Investment Committee.

5.13 MINUTES

         Such person as is designated by the Investment Committee shall prepare written minutes or proceedings of all Investment Committee meetings, including all actions taken, and promptly mail such minutes or proceedings to the members of the Investment Committee.


                                   ARTICLE VI

                          BOOKS, RECORDS AND ACCOUNTING

6.01 FISCAL YEAR ACCOUNTING

         The Company shall operate on a calendar fiscal year. The Company shall use the accrual method of accounting, or such other fiscal year or method of accounting, as may be selected by the Manager.

6.02 BOOKS AND RECORDS

         a. The Company shall at all times maintain all documentary materials required by the Act and proper and complete and accurate books and records of the Company's business and affairs, as well as such other books and records as the Manager deems appropriate. Such books and records shall be kept at the Company's principal office.

         b. All such materials shall be available for inspection and copying, at a Member's expense, by each Member or its designated representatives, during ordinary business hours.

6.03 TAX MATTERS PARTNER

         The Manager shall be the Tax Matters Partner and shall continue to act as such unless and until it resigns or is removed by the terms of this Agreement. "Tax Matters Partner" has the meaning set forth in Section 6231 (a)
(7) of the Code. The Tax Matters Partner shall have all rights and responsibilities of that position described in Sections 6221 through 6234 of the Code. Notwithstanding the foregoing, unless the Tax Matters Partner has obtained the prior approval of Investor, the Tax Matters Partners shall not have the power or authority to (i) choose any judicial, administrative or other forum in which to contest or litigate any position or action taken by any taxing authority against or with respect to the Company (or any Member with respect to the Company), or (ii) agree to any extension of any period within which any taxing authority must take action against or with respect to the Company (or any Member with respect to the Company). The Tax Matters Partner shall give prompt notice to the Members of any notices with respect to the Company received by the Tax Matters Partner from any taxing authority. Each Member agrees that, upon receipt of such notice from the Tax Matters Partner, it shall respond promptly so the Tax Matters Partner may act accordingly with respect to the issue at hand.

6.04 TAX INFORMATION AND FINANCIAL STATEMENTS

         Ramco shall, at the Company's expense, prepare, or cause to be prepared, and distributed to the Members, (i) within fifty (50) days after the end of each calendar quarter, quarterly unaudited financial statements, including an income statement, cash flow statement and balance sheet, with respect to the preceding calendar month, and (ii within one hundred (100) days after the end of each calendar year, the Company's tax return with respect to such calendar year, and all information relating to the Company that is necessary for the preparation of the Member's federal and state income tax returns with respect to such calendar year. In the event either Member desires to have any statement provided for in this Section 6.04 audited, then and in that event, such Member shall have the right to cause such statement to be audited, provided that the sole expense of such audit is borne by the Member making such a request.


                                   ARTICLE VII

                       ASSIGNMENT OF MEMBERSHIP INTERESTS,
                   WITHDRAWAL OF A MEMBER AND RELATED MATTERS

7.01 ASSIGNMENT

         a. Except as otherwise expressly permitted herein, no Member shall have the right to assign its Membership Interest, or any portion thereof, or to have an assignee of its Membership Interest or any portion thereof, admitted to the Company as a member in respect thereof, without the prior written consent of the other Member. Notwithstanding anything contained in this Section 7.01 to the contrary, each Member shall have the right, without obtaining the prior written consent of the other Member, to assign its entire Membership Interest, and to have such assignee of such entire Membership Interest admitted to the Company as a Member in respect thereof, as follows: (i) Ramco may assign all or any portion of its Membership Interest to any entity that is Controlled By Ramco, and (ii) Investor may assign all or any portion of its Membership Interest to any entity that is Controlled By Leonard Shendell.

         b. For purposes hereof, the term (i) "assignment" means any sale, conveyance, transfer, assignment, mortgage, pledge, encumbrance, hypothecation or other alienation or disposition of any type or kind, (ii) "assign" means the making of an assignment, (iii) "assignor" means a person who makes an assignment and (iv) "assignee" means a person to whom or for whose benefit an assignment is made.

7.02 SUBSTITUTION OF MEMBERS

         If there is an assignment of a Member's Membership Interest that complies with the provisions of Section 7.01a. hereof, the assignee shall only be admitted to the Company as a Member (in addition to the consent requirement for such admission as Member pursuant to Section 7.01a. hereof), and the assignor shall cease to be a Member in respect of such Membership Interest or portion thereof, if and when all of the following requirements have been satisfied:

         (i) such instruments as may be required by the Act or other applicable law or to effect the continuation of the Company and the Company's ownership of its properties are executed and delivered and/or filed;

         (ii) the instrument of assignment binds the assignee to all of the terms and conditions of this Agreement as if the assignee were a signatory party hereto and does not release the assignor from any liability or obligation, accruing prior to the date of the assignment, of or in respect of the Membership Interest which is the subject of the assignment;

         (iii) the instrument of assignment is manually signed by the assignee and assignor and is otherwise reasonably acceptable in form and substance to the other Member, and such Member has consented to such assignment (which consent may be given or withheld in the exercise of its sole discretion);

         (iv) such assignment shall not be prohibited by, or cause a breach of, or cause events unrelated to the identity of the assignee but not the nature of the assignee (e.g., tax-exempt status) that are unacceptable to the other Member in the exercise of its reasonable discretion to occur pursuant to, any agreement or understanding by which the assignor or the assignee or any properties of the Company or the Company itself is bound or affected.

         An assignee of a Membership Interest pursuant to an assignment permitted in this Agreement may, subject to the provisions of this Article VII, be admitted as a Member in the Company in the place and stead of the assignor Member in respect of the Membership Interest acquired from the assignor Member and shall have all of the rights, powers, obligations, and liabilities, and shall be subject to all of the restrictions, of the assignor Member, including, without limitation, but without release of the assignor Member, the liability of the assignor Member for any existing unperformed obligations of the assignor Member. Each of the Members, on behalf of itself and its permitted successors and assigns, hereby agrees and consents to the admission of any such assignee as a Member as herein provided.

7.03 TRANSFERS OF INTERESTS IN MEMBERS

         Each Member shall have the right, without the consent of the other Member, to assign, transfer, convey, or create new interests in such Member; or to participate in a merger or other similar transaction. In the event of a transfer of substantially all of the interests in a Member to an unaffiliated entity, or in the event of a merger, the surviving entity shall have all of the rights and obligations of its predecessor as a Member of the Company, and such successor shall have the right, if it so elects, to appoint a member of the Investment Committee to replace the member of the Investment Committee appointed by its predecessor.

7.04 REFERENCES TO "MEMBER" AND "MEMBERS" IN THE EVENT OF SUCCESSORS

         In the event that either Ramco or Investor's Interest is held by a successor to such Member, references in this Agreement to "Member" and "Members" shall refer, as applicable and except as otherwise provided herein, to the Membership Interest of the successor to the Membership Interest of Ramco or Investor, as the case may be.

7.05 PROHIBITION ON WITHDRAWAL

         a. Except in connection with an assignment of its entire Membership Interest in the Company and the admission of the assignee to the Company pursuant to, and in accordance with the provisions of this Agreement, no Member may withdraw from the Company prior to dissolution and winding up. If either Member shall withdraw from the Company in violation of the preceding sentence, then:

                  (1) Unless the remaining Member elects otherwise, the remaining Member shall, either alone or with others, continue the business of the Company;

                  (2) The withdrawn Member shall be liable to the remaining Member and to the Company for all damages resulting from the withdrawn Member's withdrawal;

                  (3) The withdrawn Member shall cease to be a member of the Company and shall cease to have any interest in, or any rights with respect to, the Company, the Project and any other property or asset of the Company or the business of the Company, and anything contained in this Agreement to the contrary notwithstanding, the withdrawn Member shall have no right to receive any distributions or other amounts from the Company or the remaining Member under any Section of this Agreement; however, the withdrawn Member shall nevertheless remain liable for all of its existing unperformed obligations to, or with respect to, the Company and/or the remaining Member and for its share of all existing liabilities of the company to third parties (to the extent, if at all, such Member was so liable); and

                  (4) The withdrawn Member shall be deemed to have renounced its Membership Interest and to have waived any right that it would otherwise have under this Agreement, the Act or otherwise to demand or receive any amounts from the Company or the remaining Member in respect of the value of its Membership Interest or otherwise, or to be indemnified against present or future Company liabilities, and the Company and the remaining Member shall have no obligation whatsoever to pay the withdrawn Member the value of its Membership Interest or any other amount or to indemnify it against any present or future Membership liabilities.

         b. If (and only if) the remaining Member elects not to continue the business of the Company, the Company shall be wound up and liquidated pursuant to the provisions of Article VIII hereof.

7.06 OCCURRENCE OF A DISABILITY EVENT WITH RESPECT TO A MEMBER

         In the event of the occurrence of a Disability Event with respect to a Member, the Company shall dissolve; unless, within ninety (90) days thereafter, the remaining Member agrees to continue the business and affairs of the Company with the representative of the Disabled Member or Successor. If the remaining Member elects to continue the business and affairs of the Company pursuant to the provisions of this Section 7.06, then the representative of the Disabled Member or Successor, upon compliance with the provisions of Section 7.02 hereof, shall be admitted as a member in the Company and shall have all of the rights of the Disabled Member as a member in the Company to the extent of the Disabled Member's Membership Interest, subject to the terms, provisions and conditions of this Agreement.

7.07 SUCCESSION BY INDIVIDUALS TO MEMBERSHIP INTERESTS OF MEMBERS

         In the event that any individual succeeds to the interest of any Member in accordance with the terms of this Agreement, then the interest of such individual Member in the Company, subject to the provisions of Section 7.02 hereof, may be:

                  (i) Assigned or disposed of by will or intestacy to or for the benefit of any member or members of the deceased Member's Immediate Family; or

                  (ii) Assigned during his lifetime or at his death to a Family Trust for such individual.


                                  ARTICLE VIII

                           DISSOLUTION AND WINDING UP;
                            CONTINUATION OF BUSINESS

8.01 WINDING UP AND LIQUIDATION OF THE COMPANY

         Upon dissolution, the Company shall cease carrying on its business and affairs and shall commence the winding up of the Company's business and affairs and the liquidation of its assets (subject, in all respects, to the provisions of Section 4.19 hereof). Upon the winding up of the Company, the assets of the Company shall be distributed first to creditors to the extent permitted by law, in satisfaction of the Company's debts, liabilities and obligations and then to Members in accordance with the provisions of Sections 3.03 a. hereof. Such proceeds shall be paid to such Members within ninety (90) days after the date of winding up.

8.02 CERTIFICATE OF DISSOLUTION

         After the affairs of the Company have been wound up and the Company terminated, a certificate of dissolution shall be executed and filed in the office of the Secretary of State for the State of Delaware.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

9.01 INDEMNIFICATION

         a. No Member nor any Designated Representative (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Indemnified Person for (a) any act performed within the scope of the authority conferred on such Indemnified Person by this Agreement except for the gross negligence or willful misconduct of such Indemnified Person in carrying out its obligations hereunder, (b) the Indemnified Person's failure or refusal to perform any act, except those expressly required by or pursuant to the terms of this Agreement, (c) the Indemnified Person's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company, (d) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged, retained and monitored with reasonable care, or (e) actions taken or omitted in bad faith by such Indemnified Person.

         b. In any threatened, pending or completed action, suit or proceeding, each Indemnified Person shall be fully protected and indemnified and held harmless by the Company against all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, proceedings, costs expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by the Indemnified Person in connection with such action, suit or proceeding) by virtue of its status as a Member or Designated Representative, as the case may be, or with respect to any action or omission taken or suffered that conforms to the standards for indemnity set forth in Section 9.01a. The indemnification provided by this Section 9.01b. shall be recoverable only out of the assets of the Company, and no Member shall have any personal liability on account thereof or be required to make any Capital Contributions for the sole purpose of satisfying such indemnification obligation. The Investment Committee shall have the right to cause the Company to obtain insurance to provide for coverage for an Indemnified Person to the extent that such coverage is permitted under this Section 9.01.

9.02 NOTICES

         a. Any notice, election, demand, request, consent, approval, concurrence or other communication given or made under any provision of this Agreement shall be deemed to have been sufficiently given or made for all purposes if it is in writing and it is (i) delivered personally (or sent by facsimile) to the party to whom it is directed at the address set forth in the introductory paragraph of this Agreement or (ii) sent by first class mail, certified mail, return receipt requested, addressed to the party to whom it is directed, at its address set forth in the introductory paragraph of this Agreement, or (iii) sent by receipted overnight package delivery service, addressed to the party to whom it is directed, at its address set forth in the introductory paragraph to this Agreement. A Member may change its address for purposes of this Agreement by giving the other Member notice of such change in the manner herein before provided for the giving of notices. Copies of any notice, election, demand, request, consent, approval, concurrence or other communication given or made in accordance with this Section 9.02 a. shall be addressed and sent to:

         If to Ramco, to:           c/o Ramco-Gershenson Properties Trust
                                    27600 Northwestern Highway
                                    Suite 200
                                    Southfield, Michigan 40834
                                    Attn: Chief Financial Officer

                     with a copy to:

                                    Honigman Miller Schwartz and Cohn LLP
                                    32270 Telegraph Road, Suite 225
                                    Bingham Farms, Michigan  48025-2457
                                    Attn:  Alan M. Hurvitz, Esq.


         If to Investor, to:        West Acres Realty LLC
                                    1 North Macquesten Parkway

                                    Mount Vernon, New York  10550

         b. Except as otherwise expressly provided in this Agreement, any such notice, election, demand, request, consent, approval, concurrence or other communication (i) given or made in the manner indicated in clause (i) of Section
9.02 a. hereof, shall be deemed to be given or made on the day on which it is delivered, (ii) given or made in the manner indicated in clause (ii) of Section
9.02 a. hereof, shall be deemed to be given or made on the fifth business day after the day on which it was deposited in a regularly maintained receptacle for the deposit of the United States' mail and (iii) given or made in the manner indicated by clause (iii) of Section 9.02 a. hereof, shall be deemed to be given or made on the second day after which it was delivered to the carrier.

9.03 TERMS

         Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.

9.04 ARTICLE AND SECTION HEADINGS

         The article and section headings in this Agreement are for identification only; they are not intended to interpret the intent of any of the provisions of this Agreement.

9.05 ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement among the parties hereto and contains all of the agreements among said parties with respect to the subject matter hereof.

9.06 SEVERABILITY

         If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any person or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9.07 AMENDMENT

         This Agreement may be amended or revoked at any time by a written agreement executed by both Members. No change or modification to this Agreement shall be valid unless in writing and signed by both Members.

9.08 BINDING EFFECT

         Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the parties hereto, and their respective distributees, heirs, successors and assigns.

9.09 GOVERNING LAW

         This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware.

9.10 COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same document.

9.11 NO THIRD PARTY RIGHTS CREATED HEREBY

         The provisions of this Agreement are solely for the purpose of defining the interests of the Members, inter se; and no other individual, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title, or interest by way of subrogation or otherwise, in and to the rights, powers, titles, and provisions of this Agreement.

9.12 ADDITIONAL ACTS AND INSTRUMENTS

         Each Member hereby agrees to do such further acts and things and to execute any and all instruments necessary or desirable and as reasonably required in the future to carry out the full intent and purpose of this Agreement.

9.13 DATE OF AGREEMENT

         For all purposes hereof, the date of execution of this Agreement shall be the last date on which this Agreement has been signed by the Members (which date shall be inserted by the last signatory in the first paragraph of this Agreement).


                                    ARTICLE X

                                   DEFINITIONS

10.01 DEFINITIONS

         For purposes of this Agreement, the following terms have the following respective meanings, unless the context clearly indicates a different meaning:

         a. "Act" has the meaning specified in Recital A. of this Agreement.

         b. "Adjusted Capital Account" has the meaning specified in Section 3.01d.(1) hereof.

         c. "Adjusted Capital Contributions" means, with respect to each Member for each fiscal year of the Company, the sum of (i) and (ii), where (i) is the aggregate amount of cash actually contributed to the capital of the Company by such Member through and including the last day of the preceding fiscal year, and
(ii) is the amount obtained by multiplying the aggregate amount of cash actually contributed to the capital of the Company by such Member during such fiscal year by a fraction, the numerator of which is the number of days remaining in such fiscal year when such cash was contributed to the Company denominator of which is the total number of days in such fiscal year.

         d. "Adjusted Capital Distributions" means, with respect to each Member for each fiscal year of the Company, the sum of (i) and (ii), where (i) is the aggregate amount of cash actually distributed by the Company to such Member (except distributions pursuant to Sections 3.02 a.(1), 3.02 a.(2), 3.03 a. (1) or 3.03 a. (2) hereof) prior to the first day of such fiscal year, and (ii) is the amount obtained by multiplying the aggregate amount of cash actually distributed by the Company to such Member (except distributions pursuant to Sections 3.02 a.(1), 3.02 a.(2), 3.03 a.(1) or 3.03 a.(2) hereof) during such fiscal year by a fraction, the numerator of which is the number of days remaining in such fiscal year on the date that such cash was distributed by the Company and the denominator of which is the total number of days in such fiscal year.

         e. "Affiliate" means, with respect to any Member, any person (individual or entity, as the case may be) that, either directly or indirectly through one or more intermediaries, Controls, or is Controlled By or is under common Control with the person specified.

         f. "Agreement" means this Limited Liability Company Agreement of Ramco/West Acres LLC, as the same may be amended from time to time.

         g. "Applicable Percentage" means, with respect to each Member, the percentage set forth opposite such Member's name in column (3) on Exhibit A attached hereto.

         h. "Assignment", "assign", "assignor", and "assignee", as used in
Article VI hereof, shall have the respective meanings specified in Section 7.01
b. hereof.

         i. "Buy Option" has the meaning specified in Section 4.19 b. hereof.

         j. "Buy-Sell Option" has the meaning specified in Section 4.19 a.
hereof.

         k. "Buy Price" has the meaning specified in Section 4.19 b. hereof.

         l. "Capital Account" means a bookkeeping account maintained by the Company with respect to each Member, which shall be:

                  (1) credited with the amount of cash and the initial fair market value of any other property contributed by such Member to the capital of the Company, such Member's distributive share of Profits, any items of income or gain that are allocated to such Member pursuant to Section 3.01 hereof, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member, and

                  (2) debited with the amount of cash, and the fair market value of any Company property, distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses, any items of expense or loss that are allocated to such Member pursuant to Section 3.01 hereof, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

         In the event that a Member's Membership Interest or a portion thereof is transferred in accordance with the provisions of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Membership Interest or portion thereof so transferred.

         In the event that adjustments are made to the value of the Company assets pursuant to the provisions of Section 1.704-1(b) of the Treasury Regulations, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

         n. "Capital Call Notice" has the meaning specified in Section 2.02 c. hereof.

         o. "Capitalization Rate" has the meaning specified in Section 4.19 c. hereof.

         p. "Cash Disbursements" has the meaning specified in Section 3.02 b.(2)(b) hereof.

         q. "Cash Receipts" has the meaning specified in Section 3.02 b.(2)(a) hereof.

         r. "Certificate" has the meaning specified in Section 1.01 hereof.

         s. "Code" means the Internal Revenue Code of 1986, as amended.

         t. "Company" has the meaning specified in Recital A. to this Agreement.

         u. "Consideration Period" has the meaning specified in Section 4.13 c. hereof.

         v. "Control(s)" (and its correlative terms "Controlled By", "Under Common Control With" and "Controlling") means with respect to any Member, or other entity, possession by the applicable individual or individuals or entity or entities of the power, acting alone (or, solely among such individuals or entities, acting together), to designate and direct or cause the designation and direction of the management and policies thereof whether through the ownership of voting securities, by contract or otherwise.

         w. "Defaulting Member" has the meaning specified in Section 2.03.
hereof.

         x. "Disability Event" means, with respect to each Member, the dissolution, termination, cessation of existence, bankruptcy or insolvency of such Member.

         y. "Disabled Member" means any Member with respect to whom a Disability Event has occurred.

         z. "Distributable Cash Flow" has the meaning specified in Section 3.02
b. hereof.

         aa.      "Due Diligence Period" has the meaning specified in Section
                  4.13 f. hereof.

         bb.      "Event of Default" has the meaning specified in Section 2.03
                  a. hereof.

         cc. "Family Trust" means with respect to an individual, a trust for the benefit solely of such individual or for the benefit of any member or members of his Immediate Family or for the benefit of such individual and any member or members of such individual's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a person or persons, other than a member of such individual's Immediate Family, entitled to a principal distribution if he, she, it, or they shall have survived the settlor of such trust, which distributions to be made of something other than a Membership Interest and/or includes an organization or organizations exempt from federal income tax pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual's Immediate Family, a responsible financial institution, an attorney that is a member of the Bar of any State in the United States, or an individual or individuals approved by that Member or those Members than holding an aggregate Applicable Percentage of at least eighty percent (80%).


         dd. "Formation Date" has the meaning specified in Section 1.01 hereof.

         ee. "Immediate Family" means with respect to any individual, such individual's spouse (past or current), descendants (natural or adoptive), grandparents, parents, siblings of the whole or half blood, and descendents of parents of such individual's spouse (past or present).

         ff. "Inactive Member" has the meaning specified in Section 2.03 d. hereof.

         gg.      "Indemnified Person" has the meaning specified in Section 9.01
                  a. hereof.

         hh.      [Intentionally Deleted].

         ii.      "Investment Committee" has the meaning specified in Section
                  5.02 a. hereof.

         jj. "Investor" has the meaning specified in the introductory paragraph to this Agreement.

         kk. "LIBOR Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days (i.e., any day(s) on which commercial banks are open for international business (including dealings in Dollar deposits) in London) preceding the first day of such Interest Period; provided, however, if the rated described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11 a.m. (London
                  Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Manager. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for the date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         ll. "LIBOR Reference Rate" shall mean the LIBOR Rate at any time applicable plus 450 basis points.

         mm.      "Major Business Decisions" has the meaning specified in
                  Section 5.02 a. hereof.

         nn.      "Manager" has the meaning specified in Section 5.01 a. hereof.

         oo. "Maximum Required Aggregate Contribution" has the meaning specified in Section 2.02 a. hereof.

         pp. "Member" shall refer to any person designated as a member of the Company on Exhibit A attached hereto, or any successor in interest admitted as a member pursuant to the provisions of this Agreement, and "Members" shall refer to both Members collectively.

         qq. "Membership Interest" means, with respect to each Member, (i) such Member's entire interest in the Company, and the property, assets and capital thereof, and (ii) the share of the Profits, Losses, items of income, gain, expense or loss and distributions of the Company allocable to such Member under the provisions of this Agreement.

         rr. "Net Adjusted Capital Contributions" means, with respect to each Member for each fiscal year of the Company, the Adjusted Capital Contributions with respect to such Member for such fiscal year less the Adjusted Capital Distributions with respect to such Member for such fiscal year, but not less than zero.

         ss.      "Net Operating Income" has the meaning specified in Section
                  4.19 c. hereof.

         tt. "Net Sale or Refinancing Proceeds" has the meaning specified in Section 3.03b. hereof.

         uu.      "Nondefaulting Member" has the meaning specified in Section
                  2.03 a. hereof.

         vv.      "Offeree" has the meaning specified in Section 4.19 b. hereof.

         ww.      "Offer Price" has the meaning specified in Section 4.19 b.
                  hereof.

         xx.      "Offeror" has the meaning specified in Section 4.19 b. hereof.

         yy.      "Omitted Contribution" has the meaning specified in Section
                  2.03 a. hereof.

         zz.      "Option Exercise Date" has the meaning specified in Section
                  4.19 a. hereof.

         aaa. "Preliminary Investment Opportunity Notice" has the meaning specified in Section 4.13 e. hereof.

         bbb. "Profit" and "Loss" each has the meaning specified in Section 3.01d.(2) hereof.

         ccc.     "Project" has the meaning specified in Section 1.03 hereof.

         ddd. "Preferred Return" means, with respect to each Member for each fiscal year of the Company, an amount of Cash Flow with respect to such fiscal year equal to sixteen (16%) percent (adjusted in an appropriate manner, as determined by the Investment Committee, with respect to any short fiscal year) of the Net Adjusted Capital Contributions of such Member with respect to such fiscal year. The Preferred Return shall not be compounded. The Preferred Return shall be cumulative, such that if the Cash Flow with respect to any fiscal year of the Company shall be insufficient to cover the full amount of the Preferred Return with respect to such Member for such fiscal year together with the unpaid portion of the Preferred Return with respect to such Member for each prior fiscal year of the Company, then the unpaid portion of the Preferred Return with respect to such Member for such fiscal year and each prior fiscal year of the Company shall be carried forward to the succeeding fiscal year, and from fiscal year to fiscal year, and shall be paid out of, and to the extent of, the first available Cash Flow or Net Sale or Refinancing Proceeds, as provided in this Section 10.01 aaa., and in Section 3.02 a.
                  (2) and Section 3.03 a. (2) hereof, as the case may be.

         eee. "Ramco Member" shall mean the entity specified in the introductory paragraph to this Agreement.

         fff. "Regulations" has the meaning specified in Section 3.01d.(3) hereof.

         ggg.     "Regulatory Provisions" has the meaning specified in Section
                  3.01 c. hereof.

         hhh.     "RGI" has the meaning specified in Section 4.15 a. hereof.

         iii.     "Sell Option" has the meaning specified in Section 4.19 b.
                  hereof.

         jjj.     "Sell Price" has the meaning specified in Section 4.19 b.
                  hereof.

         kkk. "Successor" means, with respect to a Disabled Member, such Disabled Member's successor(s) in interest, personal representative(s) heirs at law, legatee(s), or estate.

         lll.     "Tax Matters Partner" has the meaning specified in Section
                  6.03 hereof.

         mmm.     "Termination Date" has the meaning specified in Section 1.05
                  b. hereof.

         nnn. "Triggering Control Change" means any event the result of which is either (i)(-1-) that Ramco (or its Affiliate) no longer owns or Controls its Membership Interest in the Company or (-2-) that none of the current Controlling persons (or any Affiliate thereof) of Ramco's general partner any longer Controls such general partner, or (ii) (-1-) that West Acres Realty LLC no longer owns or controls its Membership Interest in the Company or

                  (-2-) that either Leonard Shendell or Joel Gendels no longer controls West Acres Realty LLC.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the date first above written.


                                   "INVESTOR"

                                   WEST ACRES REALTY LLC

                                   By:   _______________________________________
                                         Leonard M. Shendell

                                         Its:   Managing Member


                                   "RAMCO"

                                   RAMCO-GERSHENSON PROPERTIES, L.P.,
                                   a Delaware limited partnership

                                   By:   Ramco-Gershenson Properties Trust,
                                         a Maryland real estate investment trust
                                         its general partner

                                         By:____________________________________

                                               Its:_____________________________

                    ACCEPTANCE BY DESIGNATED REPRESENTATIVES


         The undersigned, Leonard M. Shendell, hereby accepts the appointment as the designated representative of Investor pursuant to Section 4.11 a. hereof and acknowledge and agree that he may only resign as the designated representative of Investor in accordance with the procedures set forth in Section 4.11 a. hereof.







         The undersigned, Dennis Gershenson, hereby accepts the appointment as the designated representative of Ramco pursuant to Section 4.11 b. hereof and acknowledge and agree that he may only resign as the designated representative of Investor in accordance with the procedures set forth in Section 4.11b. hereof.

                                    EXHIBIT A

                                       TO

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              RAMCO/WEST ACRES LLC



(1)                                  (2)                                (3)
                                     Initial
                                     Capital                         Applicable
Member                               Contribution                   Percentages
------                               ------------                   -----------

1.       Investor                                                        60%

2.       Ramco                                                           40%

                                    EXHIBIT B

                                       TO

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              RAMCO/WEST ACRES LLC

--------------------------------------------------------------------------------

                    FORM OF MANAGEMENT AND LEASING AGREEMENT

                                   EXHIBIT B

                        MANAGEMENT AND LEASING AGREEMENT

         This Management and Leasing Agreement ("Agreement") made as of the ___ day of September ____, 2001, between RAMCO-GERSHENSON, INC., a Michigan corporation (hereinafter "Manager"), having offices at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034, and RAMCO/WEST ACRES LLC, a Delaware limited liability company, (hereinafter "Owner") with offices at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

                                   WITNESSETH:

         WHEREAS, Owner is the owner of certain real property in the City of Flint, Genesee County, Michigan, more particularly described on Exhibit A hereto (including any adjacent property which may be identified and added by Owner at later date, the "Site") on which is located a shopping center commonly known as "West Acres Commons" (the "Project"); and

         WHEREAS, Manager is experienced in the management and leasing of projects similar to the Project; and

         WHEREAS, Owner desires to appoint Manager to manage and lease the Project on behalf of Owner, and Manager desires to accept such appointment and to manage and lease the Project in conformance with the requirements of Owner.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Owner and Manager agree as follows:

                                   ARTICLE I.
                           RETENTION OF MANAGER; TERM

         1.1. MANAGEMENT AGREEMENT. Owner hereby hires Manager, and Manager hereby accepts such employment, to manage and lease the Project and to carry out all related duties of Manager as set forth herein, all in accordance with the terms and conditions set forth in this Agreement.

         1.2. TERM. The initial term of this Agreement shall commence on the date hereof and shall continue for ten (10) years unless earlier terminated in accordance with Article X hereof.

                                  ARTICLE II.
                               PROPERTY MANAGEMENT

         2.1. GENERAL MANAGEMENT DUTIES. Subject to the availability of funds provided under the Operating Budget (as hereinafter defined), Manager shall manage and operate the Project in a manner consistent with the management and operation of comparable properties, shall provide such services as are customarily provided by a manager of properties of comparable class and standing, and shall consult with Owner and keep Owner advised as to all material or extraordinary matters and decisions affecting the Project. Notwithstanding the above, it is understood and agreed that Manager shall have the right from time to time to engage third parties to assist Manager in the performance of services and duties hereunder, but such engagement shall not relieve Manager of any of its obligations or duties under this Agreement. Specifically, Manager shall, at Owner's expense, perform the following services and duties for Owner in a faithful, diligent and efficient manner:

              (a) (i) Accounting and Operations Reports. Manager shall timely prepare and deliver to Owner such accounting and operations reports as and in the manner required pursuant to

Manager's standard reporting requirements, as same may be modified and supplemented by the requirements of any construction or permanent lender with respect to the Project.

                  (ii) Throughout the term of this Agreement, Manager shall establish procedures in accounting, auditing and rendering of statements of payment in such detail as may be necessary for proper financial management under this Agreement. The procedures instituted by Manager shall be in conformance with Manager's typical procedures in developing and managing retail centers. Manager shall keep accurate books of accounts showing costs incurred hereunder, which books of accounts shall be open to inspection by Owner and its representatives at all reasonable times upon reasonable notice. Copies of all such accounting records shall be retained by Manager and available for reference for a period of at least two (2) years after the year in which they are applicable.

              (b) Collection of Rents. Manager shall use its best efforts to collect all amounts payable by tenants, subtenants, licensees and concessionaires of the Project (any of such parties hereafter being referred to as "Tenant") to or for the account of Owner, including, without limitation, fixed minimum rent ("Fixed Rent"), any rent payable to Owner by any Tenant which is based upon a percentage of the sales of such Tenant ("Percentage Rent"), and other escalations, reimbursements, settlements, awards, fees, adjustments and other amounts by or due from Tenants and any sums otherwise accruing to Owner from Tenants with respect to the Project on a timely basis (collectively, "Rent"). Owner hereby authorizes Manager to receive and collect all Rent on behalf of Owner. Manager shall serve notices of default upon Tenants and other parties who are in default in performing their obligations under any of the Tenant leases or under any other documents relating to the operation of the Project, with copies sent simultaneously to Owner, and attempt to cause Tenants to cure such defaults. Owner hereby authorizes Manager, as appropriate, to request or demand (either orally or in writing and including, after Manager has used its best efforts to collect the same, through the use of a collection agency approved by Owner, at Owner's expense) that Tenants pay Rent. Manager shall pursue, on behalf of Owner, any and all of Owner's legal remedies against any Tenant upon Tenant's default of any of the terms or provisions of their Tenant lease. Notwithstanding the foregoing, Manager shall not have the right to institute legal proceedings in its name or in the name of Owner for the dispossession of Tenants occupying more than ten thousand (10,000) square feet from the Project without, in each case, the prior written consent of Owner.

              (c) Marketing Services. In the event Owner establishes a merchants' association and/or contributes to a marketing or advertising fund in connection with the Project, which shall be done only if Tenants of the Project require same, Manager shall perform Owner's administrative duties in connection therewith.

              (d) Personnel. With respect to the Project, Manager shall cause to be hired, paid, supervised, and terminated as employees of Manager or, at Manager's election, as independent contractors, all persons whom Manager reasonably deems necessary to maintain and operate the Project. Such persons shall be hired, paid and supervised at Manager's sole cost and expense, except to the extent provided in the Operating Budget or as otherwise approved by Owner and except for those persons whose salaries or charges are reimbursed by Tenants or as part of the cost of common area maintenance or as part of the expenses of the operation and maintenance of the Project. Manager shall use due care in the selection and supervision of personnel or independent contractors employed in the operation and maintenance of the Project, and of each person in the general employ of Manager to whom said duties are delegated. Such persons shall in every instance be deemed independent contractors or employees of Manager and not employees or agents of Owner. Owner shall have no obligation to supervise such persons directly, and Manager shall be responsible for their activities and performance hereunder. Manager shall comply with all local, state and federal labor and tax laws and regulations, including, without limitation, worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. Manager shall file all local, state and federal labor payroll tax reports and other similar reports, and shall timely make payments of all withholding and other payroll taxes with respect to such persons.

              (e) Project Employee Records. Manager shall keep such reports for hourly payroll personnel employed by the Project and adequate payroll records bearing explanation of the work performed by such employees as Manager customarily prepares, which reports and payroll records shall be available for inspection by Owner or its authorized representatives. In selecting and hiring, promoting and/or dismissing employees, Manager shall fully comply with all laws and regulations relating to equal opportunity employment.

              (f) Cleaning and Repairs. Manager shall keep the Project in a clean and sightly condition and recommend and make all repairs and changes (subject to the more specific provisions of this Agreement), arrange for all decorating, and purchase all supplies, necessary for the proper operation of the Project or the fulfillment of Owner's obligations under any Tenant lease or lender's requirement and in order to comply with all applicable laws. Manager shall not make any purchase or do any work, the cost of which shall exceed the amount set forth in the Operating Budget (as same may be modified in accordance with Section 2.2 hereof or as required in a lease approved by Owner) without, in each instance, obtaining the prior written approval of Owner. Manager shall use its best efforts to obtain all discounts and rebates available in connection with its operation of the Project and Owner shall receive the benefit of all such rebates and discounts from the contractors and suppliers supplying such work, labor and services.

              (g) Insurance Losses. Manager shall promptly upon obtaining knowledge thereof notify Owner and Owner's applicable insurance carrier of any personal injury or property damage occurring to or claimed by any Tenant or third party against Owner on or with respect to the Project, of any fire or other casualty causing damage to the Project or of any other claims made against Owner with respect to the Project. Manager shall promptly forward to the carrier, with copies to Owner, any summons, subpoena, or other like legal document served upon Manager relating to actual or alleged potential liability of Owner, Manager, or Project, and in any event such notification shall be given within the time period required in any applicable insurance policy. In the case of any fire or other casualty causing material damage to the Project, Manager shall also upon obtaining knowledge thereof immediately give telephonic notice thereof to Owner's designated casualty insurance carrier so that an insurance adjuster can view the damage before repairs are started and complete customary loss reports in connection with such fire or other damage to the Project. Manager hereby agrees to indemnify and hold Owner harmless from and against any and all losses, damages, liabilities or claims of any nature, including costs and expenses incident thereto in connection with any uninsured losses attributable to any act or omission of Manager (including without limitation any deductible otherwise payable by Owner and not collectible from Tenants).

              (h) Preparation of Forms, Reports and Returns. Manager shall prepare or cause to be prepared for execution and filing by Owner all forms, reports and returns, if any, required by all federal, state, or local laws in connection with unemployment insurance, workmen's compensation insurance, disability benefits, Social Security and other similar taxes now in effect or hereafter imposed, and also any other requirements relating to the contracting of third party vendors for the Project; however, Manager shall not be obligated to prepare any of Owner's local, state, or federal income tax returns.

              (i) Real Estate and Property Taxes; Payment of Taxes. Manager shall monitor, review and keep Owner advised with respect to real estate and property tax assessments relating to the Project and pay, prior to delinquency all real estate taxes, sales tax, personal property taxes and assessments levied against the Project, or any part thereof, and assist Owner, when so requested, to try to reduce such assessments and taxes. Manager may, with Owner's prior written approval, engage outside property tax consultants and certiorari attorneys, for the benefit of and at the sole cost and expense of Owner to assist

Manager in connection with such tax and assessment matters. Manager shall monitor, verify and intervene of necessary to cause the timely and full payment of all property taxes paid directly by any Tenant or from any tax escrow administered by a lender.

              (j) Public Representation. Manager shall represent the interests of Owner with respect to all public bodies, such as taxing, police, fire, state, county, township or other municipal or public authorities by notifying Owner of all matters of which Manager becomes aware which would have an adverse impact on the Project and by giving notice of any changes in legal requirements of which Manager becomes aware and, at the direction of Owner, attend meetings and/or generally communicate with such governmental entities.

              (k) Tenant Insurance. Manager shall obtain from Tenants and, upon request, promptly forward to Owner any and all certificates of insurance and renewals thereof required to be furnished under any Tenant lease.

              (l) Miscellaneous Duties. Subject to the limitations of the applicable approved Operating Budget adopted pursuant to Section 2.2 hereof, perform such other acts as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

         2.2. OPERATING BUDGET.


              (a) Operating Budget Approval Process. Manager shall prepare and submit to Owner for approval by Owner by November 15 of each year during the term hereof a proposed budget (the "Operating Budget") for the operation of the Project during the following calendar year or other operating period as may be specified by Owner (the "Operating Year"). Until Manager has obtained an approved Operating Budget, Manager may continue to operate pursuant to the last approved Operating Budget, increased by an aggregate of ten percent (10%) of the total expenditures set forth in such last approved Operating Budget, which increase may be allocated among budget line items as Manager deems appropriate. In the absence of any written notice of approval within thirty (30) days after delivery of a proposed Operating Budget to Owner, the proposed Operating Budget shall be deemed to have been approved by Owner.

              (b) Payment of Budgeted Expenses. Manager shall have the right to pay all expenses according to the approved Operating Budget, including the Management Fee, Leasing Fee, and Construction Management Fee (hereinafter defined). Notwithstanding any other provision in this Agreement, without the prior consent of Owner, Manager shall not incur or permit to be incurred expenses under this Agreement (excluding only utility expenses, general real estate taxes, insurance premiums, financing costs and emergency expenses) that exceed ten percent (10%) of the applicable line items in the Operating Budget (e.g., CAM, taxes, electricity and other operating expenses) except that Manager may increase any line item by allocating contingency amounts thereto or by allocating cost savings in one line item to another line item. Manager shall promptly notify Owner whenever Manager determines that the Operating Budget or any expense item in the Operating Budget is insufficient to cover the expenses of operating the Project or the applicable expense item.

         2.3. REIMBURSABLE AND NONREIMBURSABLE COSTS. All costs properly incurred by Manager in the performance of its duties under this Agreement shall be reimbursed by Owner.

         2.4. PROPERTY PERSONNEL. Manager shall employ, pay, and supervise all employees necessary in connection with the operation and management of the Project. Manager shall provide and maintain, so long as this Agreement is in force, worker's compensation insurance in accordance with all applicable laws covering all employees of Manager performing work in respect of the Project operations.

         2.5. CONTRACTS AND SUPPLIES. Manager shall, at Owner's expense, strictly in accordance with the provisions of the approved Operating Budget, obtain all licenses and permits required in the management and operation of the Project, enter into contracts or orders on behalf of Owner for the furnishing to the Project of required utility services, heating and air-conditioning services, cleaning, snow and ice removal, landscaping and other maintenance, pest control, and any other services and concessions which are reasonably required in connection with the maintenance and operation of the Project and for materials and supplies necessary for the day-to-day operation and maintenance of the Project. All such contracts and orders shall be subject to the limitations set forth in the approved Operating Budget, subject to Section 2.2(b) hereof.

         2.6. ALTERATIONS, REPAIRS AND MAINTENANCE.

              (a) Budgeted Repairs/Emergency Repairs. Manager shall, at Owner's expense, in accordance with the provisions of the approved Operating Budget, perform or cause to be performed all necessary or desirable repairs, maintenance, cleaning, painting and decorating, alterations, replacements and improvements in and to the Project as are customarily made by property managers in the operation of properties of the kind, size, and quality of the Project; provided, however, that no unbudgeted alterations, additions or improvements involving a fundamental change in the character of the Project or constituting a major new construction program shall be made without the prior written approval of Owner unless performed pursuant to any lease approved or deemed approved by Owner. However, emergency repairs immediately necessary for the preservation or the safety of the Project, or for the safety of the tenants and their invitees of the Project or required to avoid the suspension of any necessary service to the Project may be made by Manager without prior approval and regardless of the cost limitations imposed by this Section 2.6(a). Manager shall as soon as practicable give notice to Owner of any such emergency repairs for which prior approval is not required.

              (b) Capital Improvements. In accordance with the terms of approved Operating Budget or upon written approval of Owner, Manager shall, from time to time during the term hereof, at Owner's expense, make or cause to be made all required capital improvements, replacements, or repairs to the Project.

              (c) Maintenance. Manager, except as otherwise provided in this Agreement, agrees to use its best efforts in the management, leasing, operation and maintenance of the Project, and Manager hereby agrees to comply with all written instructions of Owner which are within the scope of and consistent with Manager's obligations hereunder. Manager shall maintain the Project strictly in accordance with the leases for the Project, subject to the terms of this Agreement and all obligations imposed by any Project lender, provided Owner shall provide Manager with copies of the loan documents setting forth such obligations. Manager shall pay the expenses incurred in connection with the maintenance of the Project strictly in accordance with the provisions of the Operating Budget and as otherwise provided in Section 2.2 hereof by applying the funds deposited in the Owner's Account. Unless specifically authorized in advance by Owner in writing, Manager shall not make any expenditure that is not authorized in the Operating Budget or otherwise pursuant to Section 2.2 hereof, except that Manager may incur any expenditure for repairs or replacements which are required by a Tenant lease or which are not in excess of Twenty-Five Thousand Dollars ($25,000.00) for a single item or would not cause the aggregate amount of the expenditures set forth in the Operating Budget in any one fiscal year to be exceeded by One Hundred Thousand Dollars ($100,000) or more. Notwithstanding the aforesaid, such limits and restrictions shall not include or apply to any expenditures hereunder the cost of which are directly passed through to tenants or to any parties to reciprocal easement agreements, and provided further that if Manager, in its reasonable business judgment, concludes that emergency repairs or replacements are immediately necessary for the preservation of any portion of the Project or safety of persons or are required to avoid the suspension of any necessary service in the Project or to prevent a material default of Owner under any Loan Document (individually or collectively, an "Emergency Situation"), and Manager, after using reasonably diligent efforts, is unable to consult with Owner by telephone, telecopier or electronic mail prior to taking any action in such Emergency Situation, then Manager may take said action without the prior approval of Owner and the limitations on expenditures set forth above shall not apply to such action. If Manager takes such action by reason of an Emergency Situation, Manager shall notify Owner orally or in writing as quickly as possible after taking such action and shall specify in reasonable detail the reason for taking such action and the cost thereof. Manager's right to exceed the Operating Budget as expressly set forth above, is referred to herein as the "Budget Increase Limit".

              (d) Equipment. On behalf of Owner, Manager shall purchase or lease for Owner all supplies and equipment which Manager shall deem necessary to maintain and operate the Project, subject to the Operating Budget and the Budget Increase Limit. All discounts obtained by Manager in connection with such purchase or lease of supplies and equipment shall be for the benefit of Owner.

              (e) Approval of Contracts and Other Agreements. Except as expressly provided herein, Manager shall not approve the execution of or enter into any service contract or other agreement on behalf of Owner or otherwise bind Owner without the prior consent of Owner. Manager may enter into such service contract or other agreements (excluding Tenant leases) on behalf of Owner without Owner's consent, provided that each such agreement (i) (A) is routinely required for the management, operation or maintenance of the Project and/or relates to the provision of utility, maintenance or other services to Tenants, (B) is for a term of not more than one year or is terminable on not more than forty-five (45) days' notice by Owner without penalty or additional payments and (C) would not cause the Budget Increase Limit to be exceeded or
(ii) is made necessary by an Emergency Situation. Manager shall promptly provide Owner with a copy of each agreement entered into pursuant to this section. Manager shall not hold itself out as having the authority to approve Tenant leases or any other contract or agreement without the prior written approval of Owner, except as expressly provided herein.

              (f) Compliance with Governmental Orders. Manager, at Owner's cost and expense, shall use its best efforts to cause the Project to be in compliance with any and all laws, ordinances, codes, rules, regulations and orders applicable to the Project promulgated by any federal, state, county or municipal authority having jurisdiction and the orders of the board of fire underwriters or other similar body having jurisdiction over the operating or equipping of the Project (collectively, "Governmental Requirements"), provided that, unless specifically authorized in advance by Owner in writing, Manager shall not incur any expenditure for such compliance which would cause the Budget Increase Limit to be exceeded, except if, in Manager's reasonable business judgment, such compliance is required by an Emergency Situation.

              (g) Signs. Manager, at Owner's cost and expense, shall place and remove, or cause to be placed and removed, such signs on the Project as Manager in the exercise of its reasonable business judgment deems appropriate, subject to the terms of any applicable laws. Notwithstanding the foregoing, upon Owner's request, Manager shall place or remove any signs which Owner requests be placed or removed from the Project.

         2.7. OPERATING ACCOUNT. Manager has opened and shall maintain an account separate from Manager's personal account (the "Operating Account". The Operating Account shall be in the name of Owner, and shall be the property of Owner. Manager shall deposit, with reasonable promptness, in the Operating Account all funds collected by Manager under this Agreement, and shall withdraw from such Operating Account, when due, Manager's compensation under this Agreement. Manager shall make deposits and withdrawals from the Operating Account as required in connection with the performance of the management activities set forth in this Article II (collectively, the "Management Activities").

Through the use of signature cards, authorized representatives of Manager shall be permitted access to any and all funds in the Operating Account. Manager shall designate the signatories on such account. The signature of one (1) authorized signatory of Manager will be sufficient to draw on such account. Manager's authority to draw against the Operating Account may be terminated at any time after this Agreement is terminated by written notice from Owner.

              (a) Security Deposits. Manager shall deposit all cash security deposits posted by Tenants in the Operating Account to be used as Manager customarily uses Security Deposits. All funds so deposited in the Operating Account shall be used in the same manner as other funds in the Operating Account. Manager shall maintain detailed records of all security deposits (whether cash or letter of credit) and such records will be open for inspection by Owner, Owner's agents and employees or other persons authorized by Owner.

              (b) Quarterly Reports. (i) Within forty-five (45) days after the end of each calendar quarter, Manager shall prepare and deliver to Owner a report as of the last day of the preceding quarterly period, setting forth detailed statements of collections, disbursement, delinquencies, balances of the Operating Account, accounts payable and other matters deemed material by Manager relating to the Management Activities (all in accordance with the accrual basis of accounting) for the preceding quarter. Such statements shall, upon Owner's request, be accomplished by appropriate documentation of all expenditures made by Manager under this Agreement. Such quarterly statements shall be accomplished by Manager's written estimates of the amounts, if any by which any major categories of the approved Operating Budget must be adjusted to fund adequately the operation and maintenance of the Project for the then current quarter. Manager shall also furnish Owner with such further information covering the operating and maintenance of the Project as Owner may reasonably require.

                  (ii) a comparison (both on the current quarter and a year-to-date basis) of actual operating results against the approved Operating Budget together with explanations of detrimental variances of greater than ten percent (10%) therefrom.

              (c) Year-End and Final Reports. As soon as practicable after the end of each Operating Year but in no event later than ninety (90) days after the end of each Operating Year, and after the expiration or termination of this Agreement, Manager shall prepare and deliver to Owner detailed statements (prepared in accordance with the accrual basis of accounting) of all receipts, expenses and charges pertaining to the operation and maintenance of the Project during the preceding Operating Year.

              (d) Remittances. Within ten (10) days after the end of each calendar month, or at such other time as may be directed by Owner (but no more often than once a month), Manager shall remit to Owner or to such other party or parties as Owner may determine, all unexpended funds in the Operating Account to the extent that the funds in the Operating Account exceed the amount reasonably estimated by Manager as necessary to provide for working capital for the operation, maintenance, repair, direction and supervision of the Project.

                                  ARTICLE III.
                                     LEASING

         3.1. LEASING ACTIVITIES.

              During the term of this Agreement, subject to the leasing guidelines set forth on Exhibit 3.1 attached hereto (the "Leasing Guidelines"), Manager shall have the exclusive right to procure and negotiate, on behalf of Owner, Tenant leases for retail space for the Project and any reciprocal easement agreements ("REAs") with respect to the Project. In accordance with the Leasing Guidelines, Manager shall lease space in the Project to Tenants and shall perform such other services in connection with the efficient leasing of the Project as Owner may from time to time reasonably direct. To the extent necessary to obtain Tenants for the Project, Manager shall advertise the Project and conduct such promotional activities as may be deemed appropriate by Manager, to the extent that the costs therefor are either within a line item in the Operating Budget or Manager elects to pay for the cost thereof. Manager shall, whenever appropriate to facilitating the leasing program or at Owner's express request, actively enlist the services of other licensed real estate brokers in connection with leasing of space in the Project, and Manager shall act as coordinator of such other broker in accordance with this Agreement, including the Leasing Guidelines, and shall enter into co-broker agreements in Manager's discretion. In addition to and notwithstanding the Leasing Guidelines, except as otherwise required by any Project lender, leases of greater than ten thousand (10,000) square feet of gross leaseable area shall not be entered into without the prior written approval of Owner or in accordance with any requirement for lender approval by any lender. No such leases shall violate (i) use exclusions contained in existing leases or agreements with other Tenants, (ii) restrictive or other covenants, conditions or restrictions contained in any deed to, or other documents affecting, including, without limitation, reciprocal easement agreements, the Project, or (iii) any legal requirements affecting the Project. No lease for a portion of the Project shall fail to limit the liability of Owner, any member of Owner, or the respective officers, employees, representatives, directors, trustees or shareholders of Owner or any member of Owner or otherwise impose personal liability upon any of the foregoing.

              3.2. AUTHORITY. During the term of this Agreement, subject to
Section 3.1 hereof and the Leasing Guidelines, Manager shall be and is hereby authorized to execute any Tenant lease, REAs or related documents on behalf of Owner.

                                  ARTICLE IV.
                             CONSTRUCTION MANAGEMENT

         4.1. CONSTRUCTION SERVICES -TENANT AND OTHER IMPROVEMENTS. If requested by Owner, Manager shall manage, coordinate and supervise design and construction of capital improvements or other construction projects undertaken by Owner with respect to the Project which are specified by Owner to Manager on a project by project basis (including, without limitation, tenant improvements required to be constructed by Owner for tenants pursuant to the provisions of any leases of the Project).

         4.2 SUPERVISION OF TENANTS' CONSTRUCTION. If a Tenant of the Project constructs any tenant improvements using its own contractors (whether or not a construction allowance or loan has been given to such Tenant by Owner), Manager shall generally review the Tenant's proposed plans and construction schedule and supervise, coordinate and inspect the Tenant's work on behalf of Owner to insure that all such work is performed and completed in accordance with, (a) the terms of the Tenant's lease (including, without limitation, those terms relating to approval of all plans and specifications for such work by Owner and the maintenance of all requisite insurance coverage by the Tenant and its contractors), (b) other operating requirements and rules and regulations of the Project, including, without limitation, insurance policies, ground leases, mortgages, deeds of trust or other security instruments, REAs and other agreements to which Owner is a party or by which Owner or the Project is bound, and (c) in coordination with other ongoing construction and other activities at the Project. As part of such supervision, Manager shall regularly consult and meet with such Tenant and its architects and contractors and shall provide information, as requested, that is relevant to the preparation of plans and specifications by such architects. All plans and specifications for the Tenant's work, and all changes thereto, must be approved by Owner. Manager shall promptly review all plans and specifications for the Tenant's work, and all proposed changes thereto, and shall provide Owner with Manager's recommendations concerning the approval thereof. Manager shall implement and cause compliance with such procedures for the performance of the work by Tenant's contractors as are necessary to preserve and protect the Project and to minimize any


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

disruption and interference caused by such work to other Tenants of the Project and the public. Manager shall also review all requests by Tenants for advances of Tenant construction allowances or loans by Owner and shall submit all such requests to Owner, together with Manager's recommendation concerning their payment. The above to the contrary notwithstanding, Manager shall not be charged with detailed architectural or technical review of and revisions to the Tenant's plans, including with regard to such matters as code compliance, adequacy or quality of design or construction specifications and the like.

                                   ARTICLE V.
                                   INDEMNITIES

         5.1. MANAGER'S INDEMNITY. Manager shall indemnify and save harmless Owner, and all present, former and future partners (general or limited) of Owner and all principals, members, partners, shareholders, officers, directors, employees, agents, managers, representatives, affiliates and contractors of Owner or of any member of Owner (collectively, the "Owner Indemnitees") from and against all claims, liabilities, fines, suits, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of any kind or nature whatsoever which are charged against, or suffered or incurred by, the Owner Indemnitees arising from (a) any willful act, or omission or negligence of Manager, its officers, agents, subcontractors, servants and/or employees, (b) any accident, injury or damage occurring anywhere within or about the Project (or any portion thereof), where such accident, injury or damage results or is claimed to have resulted from any willful act, or omission or negligence of Manager, its officers, agents, subcontractors, servants and/or employees, and (c) any breach, violation or nonperformance of any representation, warranty, covenant, condition or agreement contained in this Agreement to be fulfilled, kept, observed or performed by Manager (the matters described in the preceding clauses (a), (b) and (c) are hereinafter referred to collectively as the "Indemnified Owner Matters"). Without limiting the operation of the foregoing provisions of this Section 5.1, Manager agrees to reimburse the Owner Indemnitees for, and to indemnify and save harmless the Owner Indemnitees against, the payment of any monies which the Owner Indemnitees are required to pay out in connection with or as an expense of any claim, or civil or criminal action, proceeding, charge or prosecution, made, instituted or maintained against the Owner Indemnitees, or the Owner Indemnitees and Manager jointly and severally, due to, caused by or arising out of the Indemnified Owner Matters (including, without limitation, expenses incurred in connection with the fees and disbursements of attorneys hired to defend any such claim, action, proceeding, charge or prosecution, or to enforce this indemnification provision), and to fully indemnify and save harmless the Owner Indemnitees against any judgment, loss or settlement on account of any of the foregoing.

          5.2. OWNER'S INDEMNITY. Owner shall indemnify and save harmless Manager, and all present, former and future principals, shareholders, officers, directors, employees and affiliates of Manager (collectively, the "Manager Indemnitees") from and against all claims, liabilities, fines, suits, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of any kind or nature whatsoever which are charged against, or suffered or incurred by, the Manager Indemnitees arising from (i) the gross negligence or willful misconduct of Owner, its officers, servants and/or employees, and (ii) any breach, violation or nonperformance of any representation, warranty, covenant, condition or agreement contained in this Agreement to be fulfilled, kept, observed or performed by Owner (the matters described in the preceding clauses (i) and (ii) are hereinafter referred to collectively as the "Indemnified Manager Matters"). Without limiting the operation of the foregoing, Owner agrees to reimburse the Manager Indemnitees for, and to indemnify and save harmless the Manager Indemnitees against, the payment of any monies which the Manager Indemnitees are required to pay out in connection with or as an expense of any claim, or civil or criminal action, proceeding, charge, prosecution, made, instituted or maintained against the Manager Indemnitees, or the Manager Indemnitees and Owner jointly and severally, due to, caused by or arising out of the Indemnified Manager Matters (including, without limitation, expenses incurred in connection with the fees and disbursements of attorneys hired to defend any such claim, action, proceeding, charge or prosecution, or to enforce this indemnification provision), and to fully indemnify and save harmless the Manager Indemnitees against any judgment, loss or settlement on account of any of the foregoing.

         5.3. THIRD PARTY INDEMNITIES. Manager shall use best efforts to cause any contractor, subcontractor, vendor or other supplier hired to perform work at the Project to indemnify and hold harmless the Owner Indemnitees and Manager Indemnitees from and against any and all claims, liabilities, fines, suits, demands, allegations, lawsuits, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever which are charged against, or suffered or incurred by the Owner Indemnitees or Manager Indemnitees arising out of work done by such party, its employees or affiliates at the Project or the negligence or omissions of such parties.

         5.4. INDEMNITIES SURVIVE. The provisions of this Article V shall survive the termination of this Agreement.

                                  ARTICLE VI.
                                  NO ASSIGNMENT

         6.1. NO ASSIGNMENT BY MANAGER. Neither this Agreement nor any rights hereunder shall be assignable by Manager, directly or indirectly, without Owner's prior written consent, it being agreed that this Agreement is for personal services and that but for the persons controlling Manager, Owner would not enter into this Agreement. Notwithstanding the foregoing, Manager may assign its interest in this Agreement to any corporation or other entity Controlling, Controlled by, or under common Control with Manager, or to any entity into which Manager or the affiliates of Manager may have merged or been acquired. For purposes of this Agreement, "Control" (or any lexical variant thereof) shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select or become the managing partner of a partnership or the managing member of a limited liability company or otherwise to select, or have the power to remove and then select, a majority of those entities or persons exercising governing authority over an entity or such other member of persons or entities as are required in order to have the unfettered authority to make all decisions with respect to such entity pursuant to its consistent documents and voting or similar agreements.

                                  ARTICLE VII.
                                      LIENS

         7.1. DISCHARGE OF LIENS. If at any time there shall be evidence of any filed liens for which the Owner might become liable, Manager shall cause the same to be discharged or bonded over within sixty (60) days after the filing of same.

                                 ARTICLE VIII.
                                  SUBORDINATION

         8.1. SUBORDINATION TO MORTGAGE. This Agreement and all fees due from the Owner to Manager pursuant hereto shall be subject and subordinate in all respects to any first mortgage lien encumbering the Project for the benefit of any construction or permanent lender. This provision shall be self-executing but Manager shall, upon request, execute such instrument as may reasonably be requested by the Owner or such lender to evidence such subordination.

                                  ARTICLE IX.

                                      FEES

         9.1. MANAGEMENT FEE. Owner shall pay Manager a fee (the "Management Fee") for Manager's services in connection with the Management Activities equal to four percent (4%) of the "Gross Receipts" of the Project, payable monthly. For purposes hereof, "Gross Receipts" shall mean fixed and percentage rent paid under all Project Tenant leases plus expense reimbursement revenues plus all other revenue derived from the Project except for the proceeds of sale, financing, refinancing or casualty or condemnation.

         9.2. LEASING FEES. (A) Owner shall pay Manager the following fees or commissions in connection with Manager's leasing activities pursuant to Article III hereof (collectively, the "Leasing Fee"):

                           (i) Five percent (5%) of the base or minimum rent for
                  the initial term of any new Tenant lease, and for the minimum or base rent payable for any incremental expansion space of an existing Tenant (for or the balance of the term following such expansion);

                           (ii) If in such circumstances a commission is owed to
                  an outside broker in connection with any such lease, Manager shall in no event receive less than a two percent (2%) fee based on such rent regardless of the outside broker's share.

                           (iii) Two percent (2%) of minimum or base rent for
                  any renewal or extension term of any lease (except in the case of exercise of an option contained in the original lease).

                            (iv) 8% of the sale price of an outlot or 8% of
                  ground lease rentals generated for the first ten years.

                  (b) In the event that a co-broker is involved in any of the above referenced leasing transactions, in no event shall the Leasing Fees payable to Manager be less than the amounts referenced above when a third party broker is involved.

                  (c) Any Leasing Fee shall be paid as follows:

                           (i) for new leases, 50% upon execution of the lease,
                  and 50% upon such Tenant opening for business;

                           (ii) for renewal leases or extensions, at execution
                  of the renewal lease or extension; and

                           (iii) in the event of a sale under 9.2(a) (iv), upon
                  the closing of the sale.

         9.3. CONSTRUCTION MANAGEMENT FEE. Owner shall pay Manager a fee (the "Construction Management Fee") for Manager's services in connection with construction management and coordination services provided under Sections 4.1 and 4.2 hereof equal to three (3) times the compensation (current and deferred), excluding only contributions to and currently funded pension plans under Section 401(a) of the U.S. Tax Code, vacations, insurance and other fringe benefits, of all personnel employed by Manager in performing such services for Owner. Such compensation shall be calculated on a pro rata basis in the proportion that the actual time spent by such employees in providing such services to the Project bears to such employee's total work time, and shall in no event include any reimbursement for general office


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


overhead at Manager's home office.

         9.4. EXPENSE REIMBURSEMENTS. After initial payment by Manager, Manager may be reimbursed out of the Operating Account for the costs of the gross salary and wages, payroll taxes, insurance, worker's compensation and other benefits (to the extent such benefits were previously approved by Owner in writing) of Manager's employees required to properly, adequately, safely and economically manage, operate and maintain the Project, provided such amounts are included within the parameters of the Operating Budget, and for reasonable travel, telephone and similar expenses. Any amounts paid by Manager to or on behalf of its employees as provided above shall be accounted for by Manager in accordance with the provisions of this Agreement.

                                   ARTICLE X.
                                  TERMINATION

         10.1. TERMINATION. Owner may not terminate this Agreement unless one of the following events has occurred and (other than with respect to (b) below) is continuing at the time such notice is given:

              (a) A default by Manager in the performance of any of its obligations under this Agreement and, as applicable, (i) the failure of Manager to cure such default within thirty (30) days after written notice is given by the Owner to Manager specifying the nature of such default, or (ii) if the default in question is curable but is of such a nature that it cannot reasonably be completely cured within such thirty (30) day period, the failure of Manager to commence the curing of such default promptly after receiving such notice from the Owner and Manager's failure thereafter to proceed with diligence to complete the curing thereof, as soon as is reasonably practical.

              (b) The sale of the Project.

              (c) A change in Control of Owner. For the purpose of this Section
10.1 (c), "Control" means that Ramco-Gershenson Properties, L.P. ("Ramco") or any affiliate or transferee thereof no longer has the power acting alone or in concert with West Acres Realty LLC or any affiliate or transferee thereof, to designate and direct or cause the designation and direction of the management and policies of Owner, whether through the ownership of voting securities, by contract or otherwise; or if none of the current persons with such powers to direct or cause the designation and direction of the management and policies of Ramco's general partner any longer has such powers.

              (d) If Manager should be adjudged to be bankrupt or should make a general assignment for the benefit of its creditors, or if a petition for arrangement with creditors or for reorganization shall be filed, whether voluntarily or involuntarily, by or against Manager, or if a receiver should be appointed on account of such entity's insolvency, unless in the case of a bankruptcy, this Agreement shall be approved by the appropriate court within thirty (30) days of the date Manager shall be adjudged a bankrupt.

                                  ARTICLE XI.
                                   EXCULPATION

         11.1. OWNER'S EXCULPATION. Anything in this Agreement to the contrary notwithstanding, Manager accepts and agrees that each of the covenants, undertakings and agreements herein made on the part of the Owner, while in the form purporting to be covenants, undertakings and agreements of the Owner, are, nevertheless, made and intended not as personal covenants, undertakings and agreements but are made and intended for the purpose of binding only the Owner's interest in the Project and

Improvement and that no personal liability and personal responsibility shall accrue to Owner hereunder, such personal liability and personal responsibility, if any, being expressly waived and released by Manager.

          Manager further agrees not to seek or enforce any judgments (including but not limited to deficiency judgments, and any and all other judgments) obtained against the Owner beyond the interests of the Owner in the Project.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         12.1. NOTICES. All notices, demands or consents provided for in this Agreement shall be in writing and shall be given to the parties at the address set forth below or at such other address as they may specify thereafter in writing

         OWNER:            Ramco/West Acres LLC
                           27600 Northwestern Highway, Suite 200
                           Southfield, Michigan  48034

                  With a copy to:

         MANAGER:          Ramco-Gershenson, Inc.
                           27600 Northwestern Highway, Suite 200
                           Southfield, Michigan  48034

                  With a copy to:

         12.2. CAPTIONS AND HEADINGS. The captions, subheadings and margin notes are for convenience only and are not to be construed to modify or limit the terms, provisions or conditions hereof.

         12.3. ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the parties. No provisions of this Agreement shall be changed or modified, nor shall this Agreement be discharged, in whole or in part, except by an Agreement in writing signed by the party against whom the change, modification or discharge is claimed or sought to be enforced.

         12.4. WAIVER. No waiver of any of the conditions or provisions of this Agreement or of any of the rights of either party hereunder shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given, consented to or suffered the waiver.

         12.5. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Michigan.

         12.6. SEVERABILITY. If any clauses or provisions of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

         12.7. BINDING EFFECT. All of the provisions of this Agreement shall be binding upon and shall



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

inure to the benefit of the parties hereto and their respective successors and assigns becoming such in accordance with the terms hereof.

         12.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The English language version of this Agreement shall prevail over any translation thereof.

         12.9. NO JOINT VENTURE. This Agreement is not intended to, and shall not, create a partnership or joint venture among the parties, and no party to this Agreement shall have the power or authority to bind any other party except as explicitly provided in this Agreement.

         12.10. CONFIDENTIALITY. Manager agrees to keep confidential any non-public information regarding the Project that it acquires, discovers or learns during the term of this Agreement in its capacity as the manager of the Project and shall not disclose or publicize the same without the prior written consent of Owner, except that Manager may disclose such matters (i) as may be required or prudent in connection with the performance of its duties authorized under this Agreement and/or (ii) to the extent required by applicable law or court order.

         12.11. COOPERATION. In the event of a sale, assignment, mortgage or other transfer of all or a portion of the Project, or any interest therein including any interest in Owner, directly or indirectly, Manager shall, upon reasonable notice (i) make available to the prospective transferee, during reasonable business hours, all records in its possession; and (ii) cause the managing personnel involved directly or indirectly in the affairs of the Project to cooperate with Owner. Manager, at the request of Owner, shall enter into agreements with the lenders providing financing to Owner encumbering all or any part of the Project, pursuant to which agreements Manager will (a) recognize the collateral rights, if any, of such lenders with respect to this Agreement, and
(b) acknowledge that if any such lender forecloses upon the Project, such lender or its assignee shall not be liable for any act or omission of Owner under this Agreement prior to the date of such foreclosure or assignment.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                            OWNER:

                                            By
                                              ----------------------------------



                                            MANAGER:

                                            By:
                                               ---------------------------------



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


                                   EXHIBIT 3.1

                               Leasing Guidelines



(1) In addition to any other approvals required by these Leasing Guidelines or the Agreement, written approval of Owner is required for any lease, renewal or extension of a lease which:

         (A) contains any rights of first refusal or expansion rights on additional rentable space at the inline site portion of the Project; or

         (B) requires any material modification to the inline site portion of the site plan for the Project; or

         (C) provides for the reduction in annual base or minimum rent for such lease which is more than five percent (5%) less than the pro forma for such tenant's space.

As used herein, "Annual Rent" shall mean the annual minimum rental, together with any percentage rent, common area maintenance charges, insurance costs and real estate taxes, which is payable by a tenant under a lease or set forth and approved in the Operating Budget. In determining whether a proposed lease is within these Leasing Guidelines, the annual rent set forth in the lease proposal shall be compared to the annual rent for the space set forth in the Operating Budget.

No approval shall be required for any lease of under 10,000 square feet which is within the parameters set forth in the Operating Budget and is for an initial term of less than ten (10) years. All proposed leases and other information deemed relevant in respect of a proposed tenancy requiring approval hereunder shall be sent to Owner and to any lender requiring same at the same time. The failure of any of Owner or any required lender to approve or reject (to be exercised in such party's reasonable discretion) in writing any proposed lease, renewal or extension of a lease or proposed tenant improvement described above within ten (10) days of Owner's delivery of the proposal containing all material terms of such lease, including, without limitation, the term (including any renewal or termination options), rent, tenant improvement allowance and/or any concessions given to the proposed tenant in connection with such proposed lease, the square footage and exact location of the premises to be leased, and any financial information and general information regarding the financial strength and general reputation of the proposed tenant (the foregoing being hereafter referred to as the "Lease Proposal") and shall be deemed an approval of such proposed lease, renewal or extension or such proposed tenant improvements.

(2) Manager shall make the Project as a first-class shopping center with the tenant mix customary for a shopping center of the quality of the Project. Under no circumstances will Manager permit leases with tenants in violation of and reciprocal easement agreement affecting the Project.




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